UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
National Storage Affiliates Trust
(Name of Registrant as Specified In Its Declaration of Trust)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 19, 2020
To the Shareholders of National Storage Affiliates Trust:
We invite you to attend the 2020 annual meeting of shareholders (the "Annual Meeting") of National Storage Affiliates Trust, a Maryland real estate investment trust (the "Company," "we," "our" or "us").

Meeting Date:	May 19, 2020

Time:	12:00 p.m., Mountain time

Location:
The Annual Meeting will be a virtual meeting due to the emerging public health impact of coronavirus disease 2019 (COVID-19). You will only be able to attend the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/NSA2020.

Record Date:	March 31, 2020

Items of Business:	1. Election of Ten Trustees to the Company's Board of Trustees
2. Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm for 2020
3. Non-Binding Advisory Resolution to Approve Executive Compensation
4. Transaction of Other Business that Properly Comes Before the Annual Meeting

Method of Access:	We are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our common shareholders of record as of the close of business on the record date. The Notice contains instructions on how to access our proxy statement and annual report over the Internet, how to authorize your proxy to vote by Internet, telephone or mail, and how to request a paper copy of the proxy statement and annual report.

How to Vote:	If you are a registered holder of our common shares as of the close of business on the record date, the Notice was sent directly to you and you may vote your common shares electronically at the Annual Meeting or by submitting your proxy to the Company using the instructions in the Notice. If you hold our common shares in "street name" through a brokerage firm, bank, broker-dealer or other intermediary, the Notice was forwarded to you by that intermediary and you must follow the voting instructions provided by the intermediary.
Your proxy is being solicited by our board of trustees.
We hope that all shareholders who can do so will attend the Annual Meeting in person via the live webcast. During the Annual Meeting, you may ask questions and will be able to vote your shares electronically from your home or any remote location with Internet connectivity. You may also submit questions in advance of the Annual Meeting by visiting www.proxyvote.com. We will respond to as many inquiries at the Annual Meeting as time allows.
If you plan to attend the Annual Meeting via the live webcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Please note that listening to an audio broadcast will not be deemed to be attending the Annual Meeting, and you cannot ask questions or vote from such audio broadcast. The Annual Meeting will begin promptly at 12:00 p.m., Mountain time. Online check-in will begin at 11:45 a.m., Mountain time, and you should allow ample time for the online check-in procedures.
Whether or not you plan to attend, we urge you to promptly submit your proxy or voting instructions to help the Company avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting.
Our board of trustees recommends that you vote:

✓	FOR Each Trustee Nominee
✓	FOR the Ratification of KPMG LLP as our Independent Registered Public Accounting Firm for 2020
✓	FOR the Advisory Approval of our Executive Compensation

By Order of the Board of Trustees,

Tiffany Kenyon
Senior Vice President, Senior Legal Officer, and Secretary
Greenwood Village, Colorado
April 6, 2020
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 19, 2020. The Proxy Statement, our 2019 Annual Report to Shareholders, and the means to vote electronically at the Annual Meeting or by Internet, telephone or mail are available at www.proxyvote.com. You will need to enter the control number found on your proxy card to access these materials via the Internet.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	5

PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should carefully read this entire Proxy Statement before voting.

VOTING PROPOSALS AND RECOMMENDATIONS

Voting Matter	Board Recommendation	Vote Required
1. Election of Trustees	FOR each of the nominees	Majority of votes cast
2. Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of votes cast
3. Non-Binding Vote to Approve Executive Compensation	FOR	Majority of votes cast

SNAPSHOT OF BOARD COMPOSITION

        Our trustee nominees represent a mix of independence, age, gender, tenure, skills and experience:

Skills and Experience Supporting Our Growth Strategy
Self Storage Experience	REIT Expertise	Technology and Marketing Expertise	Public Company or Board Experience	Private Equity and Investment Expertise
Financial or Capital Markets Expertise	Legal Expertise	Real Estate Investment and Management	Business Strategy and Operations	Mergers and Acquisitions or Roll-up Transactions

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	6

2019 BUSINESS HIGHLIGHTS
As of December 31, 2019, we held ownership interests in and operated a geographically diversified portfolio of 742 self storage properties, located in 35 states and Puerto Rico, comprising approximately 47.1 million rentable square feet, configured in approximately 378,000 storage units. According to the 2020 Self-Storage Almanac, we are the 6th largest self storage property owner and operator based on number of properties, self storage units, and rentable square footage. Our business highlights include the following:

é	2019 Core FFO per Share(1) Increased by more than 11%	é	3 Year Growth in Core FFO Per Share(1) of 24%(2)

é	2019 Same Store NOI Growth of 5%(1)	é	3 Year Quarterly Average Growth in Same Store NOI(1) of more than 5%(2)

é	2019 Same Store Total Revenue Growth of 4%	é	3 Year Quarterly Average Growth in Same Store Total Revenue(1) of more than 4%(2)

é	2019 Dividend Growth of More Than 9%	é	3 Year Dividend Growth of 44%(2)

é	$447.8 Million of Acquisitions in 2019	é	$4.2 Billion of Wholly-Owned and Joint Venture Acquisitions over 3 Years(2)

é	Three year total shareholder return of 73%(2)(4)	é	Total shareholder return since IPO of 218%(3)(4)
(1) Our same store portfolio is defined in our annual report on Form 10-K filed with the SEC on February 26, 2020. Core FFO and Net Operating Income ("NOI") are defined and reconciled to their most directly comparable U.S. generally accepted accounting principles ("GAAP") measure in Appendix A to this Proxy Statement.
(2) Measured over the three-year period ending December 31, 2019. For Same Store NOI and Same Store Revenue, calculated as the average of the quarterly growth rates during this period.
(3) Measured since our initial public offering on April 23, 2015 through December 31, 2019.
(4) Source: S&P Global Market Intelligence.

Based on our total shareholder return ("TSR") during the three year period ended December 31, 2019 as well as since our initial public offering on April 23, 2015, we have outperformed the Morgan Stanley Capital International US REIT Index ("MSCI US REIT Index").

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	7

TSR Growth for NSA and MSCI US REIT Index through December 31, 2019
3 Year
26%
73%
Since NSA IPO
37%
218%
50%
100%
150%
200%
MSCI US REIT Index TSR Growth
NSA TSR Growth

Source: S&P Global Market Intelligence

We have focused on strengthening our balance sheet to provide additional flexibility to fund our growth. Highlights include the following:

Debt Profile: Total principal debt outstanding(1): $1.54 billion
Weighted average maturity(1): 5.9 years	Minimal interest rate risk(1): 100% fixed/swapped
Effective interest rate(2): 3.5%	83% debt unsecured(1)
(1) Principal debt outstanding as of December 31, 2019.
(2) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.20% for unused borrowings.

Investment Grade Rating by Kroll Bond Rating Agency
Our operating partnership: BBB with Stable Outlook
Our Series A preferred shares: BBB-
Our senior unsecured notes: BBB with Stable Outlook

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	8

Key Credit Metrics
27% Principal Debt/Total Enterprise Value(1)(2)	5.7x Net Debt/ Adjusted EBITDA(1)(3)	4.5x Interest Coverage Ratio(4)
(1) Based on principal debt outstanding as of December 31, 2019.
(2) Total Enterprise Value is defined as the sum of the Company’s debt principal outstanding plus the perpetual preferred and common equity (on a fully diluted basis) valued at the closing price per share as of December 31, 2019 of $26.62 and $33.62, respectively. Subordinated equity is assumed converted using the hypothetical conversion ratio for the trailing twelve months ended at each respective quarter end, which we publicly disclose each quarter. See Supplemental Schedule 4 to each of our earnings releases which are furnished with the U.S. Securities and Exchange Commission.
(3) Net debt means principal debt outstanding less cash and cash equivalents as of December 31, 2019. Adjusted EBITDA is annualized based on the fourth quarter ended December 31, 2019. Adjusted EBITDA is defined and reconciled to its most directly comparable U.S. generally accepted accounting principles ("GAAP") measure in Appendix A to this Proxy Statement.
(4) Interest coverage is computed by dividing Adjusted EBITDA by interest expense, in each case for the quarter ended December 31, 2019. Does not include loss on early extinguishment of debt.

EXECUTIVE COMPENSATION HIGHLIGHTS

        A significant portion of our Named Executive Officers' compensation is variable or performance-based compensation, which aligns their interests with those of our shareholders. In 2019, more than 70% of our Named Executive Officers' target pay was at risk. For more information on our Named Executive Officers and our compensation philosophy, see "Information Regarding Our Named Executive Officers" and "Compensation Discussion and Analysis."

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	9

CORPORATE RESPONSIBILITY INITIATIVES

We strive to operate our business in a manner that is environmentally friendly and socially responsible, and we are thoughtful about how we interact with our customers and employees as well as the communities in which we operate. Our Environmental, Social and Governance Steering Committee ("ESG Committee"), which is comprised of members of management, assists our board of trustees and executive management in connection with identifying, developing, implementing and monitoring corporate responsibility initiatives.

ENVIRONMENTAL HIGHLIGHTS

We work to mitigate the impact of our business on the environment and operate in an environmentally sustainable manner. Our environmental initiatives include the following:

Lighting
LED Lighting Initiative: We have completed LED retrofit projects at more than 300 of our properties since October 2018, with estimated annual energy savings of more than 6 million kilowatt-hours.
Motion Sensor Lighting: We have installed motion sensors at a majority of our facilities, which drives reduced energy consumption, greenhouse gas emissions and energy bills.

Water
Water Conservation: Our self storage facilities inherently require minimal water to operate. However, we look for ways to further minimize water consumption, including through the use of water-saving plumbing features and landscaping features that require minimal amounts of water.

Waste
Right Sizing Waste Containers: We have implemented an initiative to right size our waste containers and reduce the frequency of pick-ups, which minimizes our impact on the environment and reduces costs.

SOCIAL HIGHLIGHTS
We care about the well-being of our employees and customers and want to give back to the communities in which we operate. Our social initiatives include the following:

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	10

Employees
Exceptional Employee Benefits Package: We are committed to treating our team members as family. Our team members enjoy an exceptional benefits package including a fully funded healthcare option, a 401(k) Retirement Savings Plan with an employer contribution that currently matches a portion of each eligible employee's contributions, and a performance-based bonus incentive plan. Our team members also enjoy employee discount programs, a wellness reimbursement benefit, and an employee assistance program. We are also working to create a learning platform to supplement our employee's professional development.

Customers
Newsweek Best Customer Service Award: We were recognized by Newsweek Media as one of America’s Best Customer Service Brands for 2020. The distinction was based on an independent survey of more than 20,000 U.S. customers conducted by global research firm Statista, which ranked retailers and service providers in 160 categories overall. The complete list distinguishes NSA as the #1 customer service provider in the Storage Centers category and places NSA in the Top 10 among all companies for customer service overall.

Community
Donated Storage Units: We regularly donate storage units for charitable use. In 2019, we donated storage units to a number of charities, including the following: American Red Cross, Bikes for Tykes, St. Louis Blues Blind Hockey Club, Mission in Citrus, Vietnam Veterans Association, Boy Scouts of America, American Cancer Society, and YMCA.
Community Involvement: We seek to give back to the communities in which we operate and help those in need of assistance. Examples include partnering with Denver Human Services and participating in their Adopt-a-Family holiday gift giving program, sponsoring an employee team in a charity bike ride to support scholarship funding for the University of Colorado, and volunteering with Junior Achievement, which provides programs for students focusing on entrepreneurship, financial literacy and work readiness.
Scholarship Donations: In 2019, we donated to ACE Scholarships, which provides children of low-income families with scholarships to private schools in grades K-12 and advocates for expanded school choice. In addition, together with Arlen D. Nordhagen, our executive chairman, we have committed to fund $500,000 toward a college scholarship endowment for self storage sector employees through the Self Storage Association Foundation.

CORPORATE GOVERNANCE HIGHLIGHTS

We have a strong corporate governance framework which we believe is important to promoting the long-term interests of our shareholders and other stakeholders. We are also committed to promoting diversity among our management, board of trustees and employees. Our corporate governance framework includes the following elements:

✓	8 of 10 trustee nominees are independent	✓	Equityholders may amend bylaws
✓	Separate chairman and chief executive officer roles	✓	Majority voting in uncontested elections
✓	Experienced and dedicated lead independent trustee	✓	Robust minimum equity ownership guidelines
✓	No staggered board of trustees; annual election of all trustees	✓	Active shareholder outreach program
✓	20% female trustees	✓	No poison pill
✓	Clawback policy for previously paid executive compensation	✓	Prohibition against hedging the value of Company securities
✓	Three Audit Committee financial experts	✓	Opted out of Maryland's unsolicited takeover act (which we may not opt into without shareholder approval) and control share acquisition statute
✓	No excise tax gross-ups on payments made in connection with a change of control

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	11

Other highlights of our corporate governance framework include:

Diversity
Gender Diversity: As reported by FPL Associates LP ("FPL"), our chief executive officer, Tamara D. Fischer, is one of just ten female CEOs out of over 200 REITs. In addition, approximately 35% of our senior management team (director level and above) are women.

Vendor Expectations
Vendor Attestations: We are committed to conducting business in an ethical manner that benefits our stakeholders and which is intended to mitigate our overall impact on the environment, and it is important to us that our vendors operate in a similar manner. We have implemented a Vendor Attestation process and begun distributing these attestations to our vendors, beginning with our iStorage vendors, asking them to confirm their commitment to operate in a similar manner.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	12

GENERAL MEETING INFORMATION

We are providing this Proxy Statement on behalf of the board of trustees of National Storage Affiliates Trust, a Maryland real estate investment trust (the "Company," "we," "our" or "us"), to solicit your proxies for use at the Annual Meeting. Our common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), are listed on the New York Stock Exchange (the "NYSE") under the symbol "NSA".
This Proxy Statement, the Notice of Annual Meeting of Shareholders and the related proxy card are first being made available to shareholders on or about April 6, 2020.
VOTING INFORMATION
Meeting Date, Time and Location
The Annual Meeting will be a virtual meeting held on May 19, 2020, at 12:00 p.m., Mountain time, or at any postponements or adjournments thereof. You will only be able to attend the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/NSA2020.
During the Annual Meeting, you may ask questions and will be able to vote your shares electronically from your home or any remote location with Internet connectivity. You may also submit questions in advance of the Annual Meeting by visiting www.proxyvote.com. We will respond to as many inquiries at the Annual Meeting as time allows.
If you plan to attend the Annual Meeting via the live webcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Please note that listening to an audio broadcast will not be deemed to be attending the Annual Meeting, and you cannot ask questions or vote from such audio broadcast. The Annual Meeting will begin promptly at 12:00 p.m., Mountain time. Online check-in will begin at 11:45 a.m., Mountain time, and you should allow ample time for the online check-in procedures.
Record Date
The record date is March 31, 2020.
Who Can Vote
Holders of our Common Shares as of the close of business on the record date are entitled to vote. For all matters submitted for a vote at the Annual Meeting, each Common Share is entitled to one vote. As of the close of business on March 31, 2020, we had 68,027,212 Common Shares that are issued, outstanding and entitled to vote at the Annual Meeting (including unvested restricted Common Shares).
Proxy Materials Provided Through Internet
Pursuant to the rules adopted by the Securities and Exchange Commission (the "SEC"), we have provided access to our proxy materials over the Internet, and we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our common shareholders of record who are entitled to vote at the Annual Meeting. We believe that posting these materials on the Internet enables us to provide shareholders with the information that they need more quickly. It also lowers our costs of printing and delivering these materials and reduces the environmental impact of the Annual Meeting. The Notice and this Proxy Statement summarize the information you need to know to vote by proxy or electronically at the Annual Meeting.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	13

Shareholders of Record and Holders in "Street Name"
If you are a registered holder of Common Shares as of the close of business on the record date, the Notice was sent directly to you and you may vote your Common Shares electronically at the Annual Meeting or by proxy. If you hold Common Shares in "street name" through a brokerage firm, bank, broker-dealer or other intermediary, you are a beneficial owner, and the Notice was forwarded to you by that intermediary and you must follow the instructions provided by the intermediary regarding how to instruct the intermediary to vote your Common Shares. In the absence of specific instructions from you on how to vote your shares, your broker, bank, broker-dealer or other intermediary may not be able to vote your shares on certain matters.
Recommendations of our Board of Trustees
Our board of trustees recommends that you vote:

✓	FOR the Election of Ten Trustees to Serve on our Board of Trustees
✓	FOR the Ratification of KPMG LLP as our Independent Registered Public Accounting Firm for 2020
✓	FOR the Advisory Approval of our Executive Compensation
         The board of trustees knows of no other matters that may properly be brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.
Quorum Required
The presence at the Annual Meeting, via live webcast or by proxy, of holders of Common Shares entitled to cast a majority of all the votes entitled to be cast on any matter to be considered at the Annual Meeting or at any postponement or adjournment thereof shall constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present.
A broker non-vote occurs when a brokerage firm, bank, broker-dealer or other intermediary holding shares for a beneficial owner delivers a properly-executed proxy but does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.
Vote Required

If a quorum is present, then the affirmative vote required to approve the proposals described in this Proxy Statement are as follows:

Proposal	Vote Required
Election of a Trustee	A majority of votes cast for and against the election of such nominee
Ratification of KPMG LLP as our Independent Registered Public Accounting Firm for 2020	A majority of votes cast on the proposal
Non-Binding Vote to Approve Executive Compensation	A majority of votes cast on the proposal

The vote on compensation is advisory and not binding on our board of trustees. However, our board of trustees and the Compensation, Nominating and Corporate Governance Committee of our board of trustees (our

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	14

"CNCG Committee") value all shareholder feedback and will consider the outcome of the vote in reviewing executive compensation.
How Proxies will be Voted

Common Shares represented by properly submitted proxies received by us prior to or at the Annual Meeting will be voted according to the instructions specified on those proxies.

If you are a registered holder of Common Shares as of the close of business on the record date and have given a properly authorized proxy without specifying any voting instructions, and the proxy is not revoked prior to the Annual Meeting, then the Common Shares represented by such proxy will be voted:

•FOR the election of the ten trustee nominees named in this Proxy Statement as trustees;
•FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•FOR the advisory approval of the compensation of the Named Executive Officers as described in this Proxy Statement.
        As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the Common Shares represented by properly submitted proxies in their discretion.

If your hold your Common Shares in "street name" through a brokerage firm, bank, broker-dealer or other intermediary, then under NYSE rules, your intermediary may vote your Common Shares without receiving instructions from you only with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. All other matters that are to be voted upon at the Annual Meeting are considered to be "non-routine" matters. If you hold your shares in street name and do not give the intermediary specific voting instructions on the election of trustees or the advisory vote regarding the compensation of our Named Executive Officers, your shares will not be voted on those items, and a broker non-vote will occur. Broker non-votes and abstentions will have no effect on the voting results for any of the proposals.
How to Vote

You can vote in any of the following ways:

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	15

:
By Internet: To use the Internet to transmit your voting instructions and for electronic delivery of information, have your proxy card in hand when you access the website at www.proxyvote.com, and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in street name, follow the instructions provided by your brokerage firm, bank, broker-dealer or other intermediary. Voting instructions transmitted by Internet must be received by 11:59 P.M. Eastern Time on May 18, 2020.

(
By Phone: To transmit your voting instructions by telephone, use any touch-tone telephone to dial 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions. If you hold your shares in street name, follow the instructions provided by your brokerage firm, bank, broker-dealer or other intermediary. Voting instructions transmitted by telephone must be received by 11:59 P.M. Eastern Time on May 18, 2020.

*
By Mail: To transmit your voting instructions by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o  Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you hold your shares in street name, follow the instructions provided by your brokerage firm, bank, broker-dealer or other intermediary. Your proxy card must be received by May 18, 2020.

!
In Person at the Annual Meeting via the Live Webcast: If you are a registered holder of Common Shares and attend the Annual Meeting via the live webcast, you may vote electronically at the Annual Meeting. If you hold your Common Shares in street name, you must obtain a proxy form from your brokerage firm, bank, broker-dealer or other intermediary in order to vote your Common Shares at the Annual Meeting. To vote electronically at the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials.

Even if you plan to attend the Annual Meeting via the live webcast, your plans may change, so we recommend you vote in advance of the meeting.
How to Revoke a Proxy

Any common shareholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering at or prior to the Annual Meeting a written notice of revocation to our corporate secretary at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, (ii) submitting a later-dated proxy or (iii) voting electronically at the Annual Meeting. Attending the Annual Meeting via the live webcast will not automatically revoke your previously submitted proxy unless you vote electronically at the Annual Meeting. If your shares are held in “street name” through a brokerage firm, bank, broker-dealer or other intermediary and you desire to change your vote or to vote electronically at the meeting, you should contact your brokerage firm, bank, broker-dealer or other intermediary for instructions on how to do so.

ANNUAL REPORT
This Proxy Statement is accompanied by our annual report to shareholders (our "Annual Report to Shareholders"), which includes our Form 10-K for the year ended December 31, 2019 (our "Form 10-K").

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	16

PROPOSAL 1: ELECTION OF TRUSTEES

BOARD OF TRUSTEES
Our board of trustees is currently comprised of ten trustees. The trustee nominees standing for re-election at the Annual Meeting are listed below.

Arlen D. Nordhagen	Steven G. Osgood
George L. Chapman	Dominic M. Palazzo
Tamara D. Fischer	Rebecca L. Steinfort
Paul W. Hylbert, Jr.	Mark Van Mourick
Chad L. Meisinger	J. Timothy Warren
Each trustee elected will hold office until our next annual meeting of shareholders and until a successor has been duly elected and qualifies, or until the trustee's earlier resignation, death or removal.
We seek highly qualified trustee candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The CNCG Committee considers diversity of gender, age, experience and skills as important factors in choosing the most qualified candidates. We believe that, as a group, the nominees bring a broad range of perspectives that contribute to the effectiveness of our board of trustees as a whole. The procedures and considerations of the CNCG Committee in recommending qualified trustee candidates are described below under "Corporate Governance–Identification of Trustee Candidates" in this Proxy Statement. The CNCG Committee and our board of trustees concluded that each of our trustee nominees should be nominated for election based on the qualifications and experience described in the biographical information below under "–Information Regarding Nominees for Election as Trustees."
It is intended that the Common Shares represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the election of Messrs. Nordhagen, Chapman, Hylbert, Meisinger, Osgood, Palazzo, Van Mourick and Warren and Mss. Fischer and Steinfort as trustees, unless otherwise instructed. If the candidacy of any trustee nominee should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our board of trustees. Our board of trustees has no reason to believe that, if elected, any of the nominees will be unable or unwilling to serve as a trustee.
INFORMATION REGARDING NOMINEES FOR ELECTION AS TRUSTEES
The following information is furnished as of March 15, 2020 regarding the nominees for re-election as trustees.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	17

ARLEN D. NORDHAGEN Age: 63 Executive Chairman of the Board	Mr. Nordhagen is the founder of our Company, served as our chief executive officer since inception until January 2020 when he was elevated to executive chairman, and has served as our chairman since the closing of our IPO in April 2015. Prior to the closing of our IPO, he was the chairman of the board of managers of our Company's sole trustee. He has also served as president and chief executive officer of SecurCare Self Storage, Inc. ("SecurCare"), which he co-founded in 1988, from 2000 to 2014. Since Mr. Nordhagen became president of SecurCare in 1999, the company rapidly grew to over 150 self storage properties. SecurCare was one of our participating regional operators ("PROs") until March 31, 2020, as described below under "Certain Relationships and Related Transactions—Internalization and Acquisition of SecurCare and Related Acquisition of DLAN Corporation." In addition, Mr. Nordhagen was a founder of MMM Healthcare, Inc., the largest provider of Medicare Advantage health insurance in Puerto Rico. He has also served as managing member of various private investment funds and held various managerial positions at DuPont and Synthetech, Inc. Mr. Nordhagen graduated with high distinction from Harvard University with a masters in business administration and graduated summa cum laude from the University of North Dakota with a bachelor of science degree in chemical engineering. Mr. Nordhagen has over 25 years of experience in the self storage industry. We believe that Mr. Nordhagen will continue to bring to our board of trustees valuable perspective as the founder and former chief executive officer of our Company and his experience, leadership skills and extensive knowledge of our Company and the self storage industry qualify him to serve as one of our trustees.
GEORGE L. CHAPMAN Age: 72 Chairman of CNCG Committee	Mr. Chapman has served as one of our independent trustees since the closing of our IPO in April 2015, including as the chairman of the CNCG Committee. Mr. Chapman has also served as the chief executive officer and a member of the board of ReNew REIT LLC, a private real estate investment company focused on senior living, since 2017 and as the chairman and chief executive officer of Health Care REIT, Inc. ("HCN"), which is now Welltower Inc. (NYSE: WELL), from 1995 to 2014, and as president of HCN from 2009 to 2014. Mr. Chapman also served on the board of the National Association of Real Estate Investment Trusts ("Nareit") on two separate occasions, most recently until his retirement from HCN in April of 2014, when he served on the executive committee of Nareit. He has also been involved in various community charitable organizations, including as vice chair of the Toledo Museum of Art and the Toledo Symphony until 2018. Mr. Chapman graduated from the University of Chicago with a juris doctor and graduated from Cornell University with a bachelor of arts degree. We believe that Mr. Chapman will continue to bring valuable experience from his time with Renew, HCN and Nareit to our board of trustees and his experience and extensive knowledge of the REIT industry qualify him to serve as one of our trustees.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	18

TAMARA D. FISCHER Age: 64 President and Chief Executive Officer	Ms. Fischer has served as our chief executive officer since January 2020 and our president since July 1, 2018. Prior to January 1, 2020, Ms. Fischer served as our chief financial officer since our inception in 2013. Prior to this role, from 2004 to 2008, Ms. Fischer served as the executive vice president and chief financial officer of Vintage Wine Trust, Inc., a real estate investment trust, where she was involved in all aspects of the company's capital markets, investor relations and financial reporting activities. She continued to serve Vintage Wine Trust as a consultant through its dissolution in 2010 and served in various other consulting positions until becoming involved with the Company. From 1993 to 2003, Ms. Fischer served as the executive vice president and chief financial officer of Chateau Communities, Inc., one of the largest real estate investment trusts in the manufactured home community sector. There, she was responsible for overseeing the company's initial public offering, several mergers and acquisitions and was involved in capital markets activity, investor relations and financial reporting and administrative responsibilities. Ms. Fischer remained at Chateau through its sale to Hometown America LLC in 2003. Prior to her experience at Chateau Communities, Inc., Ms. Fischer spent nine years at Coopers & Lybrand (now PricewaterhouseCoopers), initially as an accountant in the real estate practice and later as an audit manager. In addition, Ms. Fischer currently serves on the board of directors of Duke Realty Corporation, Nareit's 2020 Advisory Board of Governors and the board of the National Self Storage Association. Ms. Fischer is a certified public accountant (inactive) and graduated from Case Western Reserve University with a bachelor of arts in business administration. We believe that Ms. Fischer's extensive knowledge of the REIT industry and of our Company, as well as her financial expertise, qualify her to serve as one of our trustees.
PAUL W. HYLBERT, JR. Age: 75 Lead Independent Trustee	Mr. Hylbert currently serves as NSA's lead independent trustee, presiding over the regularly scheduled executive sessions of the independent trustees and has served as one of our independent trustees since the closing of our IPO in April 2015. Mr. Hylbert has also served as an officer and/or director of a number of companies over the past 40 years. Mr. Hylbert has served since 2011 and continues to serve as chairman of Kodiak Building Partners, LLC, a building products distribution platform, and was the chief executive officer from 2011 to 2014. Prior to this role, from 2007 to 2010, Mr. Hylbert served as the president and chief executive officer of ProBuild Holdings Inc., a national fabricator and distributor of building products and a subsidiary of Fidelity Capital. From 2000 until 2006, Mr. Hylbert served as the president and chief executive officer of Lanoga Corporation, one of the top U.S. retailers of lumber and building materials, until it was acquired by Fidelity Capital. Mr. Hylbert also served as the president and co-chief executive officer of PrimeSource Building Products, a national fabricator, packager and distributor of building products from 1991 to 1997, after which the company was sold and Mr. Hylbert served as president from 1997 to 2000. Earlier in his career, Mr. Hylbert served as the chief executive officer of the Wickes Europe, Wickes Lumber, and Sequoia Supply subsidiaries of Wickes, Inc. before leading a leveraged buy-out of Sequoia Supply to form PrimeSource Building Products in 1987. Mr. Hylbert graduated from the University of Michigan with a masters in business administration and graduated from Denison University with a bachelor of arts degree. We believe Mr. Hylbert's extensive experience in synergistic corporate acquisitions and "roll-ups" in the building products industry will continue to bring valuable perspective to our board of trustees and his experience and leadership qualify him to serve as one of our trustees.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	19

CHAD L. MEISINGER Age: 52	Mr. Meisinger has served as one of our independent trustees since the closing of our IPO in April 2015. Mr. Meisinger is the chief executive officer of Over The Top (OTT) Marketing, which he founded in 2006. OTT Marketing provides multi-location businesses with large scale, inbound digital customer acquisition services that are delivered through a proprietary software platform. Mr. Meisinger was the president and chief executive officer of IP Dynamx, which he founded in 2015, until 2017. In addition, Mr. Meisinger co-founded Thinique Medical Weight Loss in 2013 and built it to over 200 franchised units within a year before selling ownership interests to one of his co-founders. Mr. Meisinger also had the regional development rights for The Joint Corp. between 2011 and 2014, where he was developing more than 40 chiropractic clinics throughout Los Angeles County. Prior to founding OTT, Mr. Meisinger served as head of affiliate sales and marketing for Google Radio from 2006 to 2009. He joined Google Radio after serving as a key investor and chief marketing officer of dMarc Broadcasting, which was acquired by Google Radio in February of 2006 for $1.2 billion in cash and performance incentives. Mr. Meisinger also served as co-founder, chairman and chief executive officer of First MediaWorks from 1999 to 2005, which provided the radio industry with a proprietary software platform and marketing services to help increase ratings and revenue. First MediaWorks was sold to Mediaspan in 2005. Beginning in 1995, Mr. Meisinger served as co-founder, chief executive officer and board trustee of First Internet Franchise Corporation, the first Internet Service Providers (ISP) franchisor in the world with hundreds of franchise territories licensed worldwide. We believe Mr. Meisinger's unique experiences in digital marketing, technology and franchising, along with his strong entrepreneurial character will continue to bring valuable perspective to our board of trustees and his leadership, experiences, and unique business knowledge qualify him to serve as one of our trustees.
STEVEN G. OSGOOD Age: 63 Chairman of Investment Committee	Mr. Osgood has served as one of our independent trustees since the closing of our IPO in April 2015. Mr. Osgood currently serves on the board of directors of Hannon Armstrong Sustainable Infrastructure Capital, Inc. as an independent director and chair of the audit committee. In addition, he serves on the compensation committee. He has also served as the chief executive officer of Square Foot Companies, LLC, a Cleveland, Ohio based private real estate company focused on self storage and single tenant properties since 2008. Mr. Osgood was a manager of All Stor Storage, LLC, a company that has been liquidated. From 2007 to 2008, Mr. Osgood served as chief financial officer of DuPont Fabros Technology, Inc., a Washington, DC based real estate investment trust that owned, operated and developed data center properties, which merged with Digital Realty Trust Inc. in 2017. From 2006 to 2007 Mr. Osgood served as chief financial officer of Global Signal, Inc., a Sarasota, Florida based real estate investment trust that was acquired by Crown Castle International Corp. in 2007. Prior to Global Signal, Mr. Osgood served as president and chief financial officer of U-Store-It Trust (now CubeSmart), a Cleveland based self storage real estate investment trust, from the company's initial public offering in 2004 through 2006. Mr. Osgood served as chief financial officer of the Amsdell Companies, the predecessor of U-Store-It, from 1993 until 2004. Mr. Osgood also serves on the National Board of Directors of the Alzheimer's Association. Mr. Osgood is a former Certified Public Accountant and was a member of the audit practice of Touche Ross & Co. from 1978 to 1982. Mr. Osgood graduated from the University of San Diego with a masters in business administration and graduated from Miami University with a bachelor of science degree. We believe Mr. Osgood will continue to bring valuable experience to our board of trustees and his real estate, self storage, and public company experience qualify him to serve as one of our trustees.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	20

DOMINIC M. PALAZZO Age: 64 Chairman of Audit Committee	Mr. Palazzo has served as one of our independent trustees since the closing of our IPO in April 2015, including as the chairman of the Audit Committee (as defined below). Mr. Palazzo has more than 34 years of combined experience in public accounting and industry, including 29 years at PricewaterhouseCoopers LLC ("PwC"). Mr. Palazzo most recently held the position of audit partner at PwC until his retirement in 2011. While at PwC Mr. Palazzo was responsible for the real estate practice in their Denver, Colorado office. His expertise is in due diligence, mergers and acquisitions, public equity and debt offerings, corporate restructurings and financings. While at PwC his clients included Chateau Communities, Affordable Residential Communities, and other private real estate companies. He also served real estate clients that developed a number of different types of real estate assets, including multi-family, office, hotels and resort properties. As a partner at PwC he was responsible for the initial public offering of Affordable Residential Communities in 2004. In addition, Mr. Palazzo served in the PwC National Accounting and SEC Directorate in New York City where he performed technical accounting consultations and research for PwC. Mr. Palazzo was also the past president of the Executive Real Estate Roundtable and a former member of the Colorado Society of CPAs and the American Institute of Certified Public Accountants. Mr. Palazzo graduated from DePaul University with a bachelor of science degree in accounting. We believe Mr. Palazzo's public accounting experience with PwC will continue to provide valuable experience and perspective to our board of trustees and his experience and knowledge of real estate public accounting qualify him to serve as one of our trustees.
REBECCA L. STEINFORT Age: 50	Ms. Steinfort has served as one of our independent trustees since May 2018. From July 2017 until November 2019, she also served as an independent director on the board of Milacron Holdings Corp. (NYSE: MCRN), a leading industrial technology company serving the plastics processing industry, where she also was a member of the audit committee. Additionally, Ms. Steinfort served on the board of directors of Nature’s Sunshine Products, Inc. (NASD: NATR) as an independent director from February 2015 to May 2018, where she chaired the compliance committee and served as a member of the audit committee. Ms. Steinfort is currently the President of Eating Recovery Center, a national healthcare services provider focused on treating patients suffering from eating disorders and related behavioral health conditions, and prior to November 2018, Ms. Steinfort served as Chief Operating and Business Development Officer. Prior to this role, she served as the Chief Executive Officer of Hero Management LLC, a leading provider of healthcare practice management services for dental, orthodontic and vision care practices that serve the pediatric Medicaid population, from 2015 to 2016. Prior to joining Hero Management LLC in 2015, Ms. Steinfort held various positions at DaVita Healthcare Partners ("Davita") beginning in 2009, including Co-Founder and Chief Operating Officer of DaVita's primary-care subsidiary and Chief Strategy and Marketing Officer of DaVita's dialysis business unit. Ms. Steinfort held various leadership positions at QIP Holder, LLC (parent company of Quiznos, a multinational sandwich franchise, "Quiznos") between 2007 and 2009, including Chief Marketing Officer. Prior to Quiznos, Ms. Steinfort held various senior executive positions at Level 3 Communications, LLC from 2001 to 2006 and served as a consultant at Bain & Company from 1997 to 1999. Ms. Steinfort graduated from Harvard University with a masters in business administration and graduated from Princeton University with a bachelor of arts degree. We believe that her valuable experience in marketing, technology and strategic planning will continue to bring valuable experience and perspective to our board of trustees and her experience and knowledge qualify her to serve as one of our trustees.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	21

MARK VAN MOURICK Age: 63	Mr. Van Mourick has served as one of our trustees since the closing of our IPO in April 2015. Mr. Van Mourick is a co-owner of Optivest Properties, LLC ("Optivest"), one of our PROs, which he co-founded in 2007. He is also the founder, and was the chief executive officer until 2018, of Optivest Wealth Management, an SEC registered wealth management firm serving wealthy families in southern California since 1987. In addition, Mr. Van Mourick currently serves as the chairman of the board of Optivest Foundation and serves on the board of Northrise University. Mr. Van Mourick has been a principal, general partner, managing member and/or agent in more than 80 real estate syndications since 1991. Prior to founding Optivest and Optivest Wealth Management, Mr. Van Mourick was a senior vice president and principal at Smith Barney, Harris, Upham. Mr. Van Mourick graduated from the University of Southern California with a dual bachelor of science degree in international finance and management. We believe his unique combination of real estate, self storage and financial experience will continue to bring valuable perspective to our board of trustees and his experience and knowledge qualify him to serve as one of our trustees.
J. TIMOTHY WARREN Age: 65
Mr. Warren has served as one of our trustees since May 2019 and served as a member of our PRO advisory committee since our IPO in April 2015 until May 2019. Since 1996, Mr. Warren has served as president of Three Oaks Development Co., a commercial real estate development company specializing in building and leasing industrial business parks in Portland, Oregon. In 2018, Mr. Warren retired from Three Oaks Development Co. Since 1996, Mr. Warren has also played an active role in developing and acquiring over 33 self storage facilities in conjunction with Northwest Self Storage, one of the Company’s PROs. Prior to joining Three Oaks Development Co. in 1995, Mr. Warren founded JTW Computer Systems in 1976, which provided hardware, software and a time share computing environment for small to medium sized companies nationwide. Mr. Warren served as president of JTW Computer Systems until the company was sold in 1995. Mr. Warren has also served on the board of directors and as president of the Portland Chapter of NAIOP (National Association of Industrial and Office Properties), and as an elected official on the Board of Supervisors of Multnomah County Drainage District #1. Mr. Warren graduated from the University of Oregon with a bachelor of science degree in computer science and a minor in accounting. We believe that Mr. Warren's background in self storage, real estate, technology and strategic planning bring valuable experience and perspective to our board of trustees and qualify him to serve as one of our trustees.

A summary of the experience of our trustee nominees is set forth below.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	22

Summary of Trustee Nominee Qualifications and Expertise

5
4
8
7
6
9
1
3
5
5
Self Storage Experience
REIT Experience
Public Company or Board Experience
Private Equity and Investment Experience
Real Estate Investment and Management
Business Strategy and Operations
Legal Expertise
Technology and Marketing Expertise
Roll-up Transactions or Mergers and Acquisitions Expertise
Financial or Capital Markets Expertise

Our board of trustees recommends a vote FOR the election of Messrs. Nordhagen, Chapman, Hylbert, Meisinger, Osgood, Palazzo, Van Mourick and Warren and Mss. Fischer and Steinfort as trustees.

We have not received notice of any additional candidates to be nominated for election as trustees at the Annual Meeting and the deadline for notice of additional candidates has passed. Consequently, the election of trustees will be an uncontested election and the provisions of our Second Amended and Restated Bylaws (the "Bylaws") providing for majority voting in uncontested elections will apply. See "Corporate Governance–Majority Vote and Trustee Resignation Policy" below. Under majority voting, to be elected as a trustee, a nominee must receive votes "FOR" his or her election constituting a majority of the total votes cast for and against such nominee at the Annual Meeting at which a quorum is present. If a nominee who currently is serving as a trustee does not receive sufficient "FOR" votes to be re-elected, Maryland law provides that the trustee would continue to serve on our board of trustees as a "holdover" trustee. Under our Bylaws and corporate governance guidelines (the "Guidelines"), he or she must submit his or her resignation to our board of trustees. Our CNCG Committee will consider such tendered resignation and recommend to our board of trustees whether to accept it. Our board of trustees will decide whether to accept any such resignation within 90 days after certification of the election results and will publicly disclose its decision. If the resignation is not accepted, the trustee will continue to serve until the trustee's successor is duly elected and qualifies or until the trustee's earlier death, resignation, retirement or removal. If a trustee’s offer to resign is accepted by our board of trustees, or if a nominee for trustee is not elected and the nominee is not an incumbent trustee, then our board of trustees, in its sole discretion, may fill any resulting vacancy pursuant to the Bylaws. Proxies solicited by our board of trustees will be voted FOR Messrs. Nordhagen, Chapman, Hylbert, Meisinger, Osgood, Palazzo, Van Mourick and Warren and Mss. Fischer and Steinfort, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	23

In accordance with our declaration of trust (the "Declaration of Trust") and our Bylaws, any vacancies occurring on our board of trustees, including vacancies occurring as a result of the death, resignation, or removal of a trustee, or due to an increase in the size of the board of trustees, may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is duly elected and qualifies.
There is no familial relationship, as defined under SEC regulations, among any of the trustees or our Named Executive Officers, other than with respect to Mr. Cramer, who was appointed executive vice president and chief operating officer effective as of April 1, 2020. Messrs. Nordhagen and Cramer are brothers-in-law. See "Corporate Governance–Trustee Independence."

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	24

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of trustees (the "Audit Committee") has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our board of trustees is requesting that our shareholders ratify this appointment of KPMG LLP.

KPMG LLP has audited our consolidated financial statements since the Company's formation. KPMG LLP has also provided certain other services to us.
Neither our Bylaws nor other governing documents or law require shareholder ratification of the Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm. However, our board of trustees is submitting the appointment of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the ratification of this appointment is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.
Representatives of KPMG LLP are expected to be present at the Annual Meeting via the live webcast and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from shareholders.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table summarizes the aggregate fees billed to us for professional services provided by KPMG LLP for the years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees(1)	$994,506	$903,169
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$994,506	$903,169
(1) Audit Fees include fees related to the annual audit of the Company included in our annual report on Form 10-K, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q, accounting consultations attendant to the audit, and for services associated with our public offerings, including review of registration statements and prospectuses and related issuances of comfort letters and consents and other services related to SEC matters. Audit Fees associated with the review of registration statements and issuance of comfort letters included above are $130,000 for 2019 and $61,000 for 2018. Audit Fees associated with accounting consultations included above are $40,000 for 2019 and $15,000 for 2018. Audit Fees also include costs related to the audit of the Company’s internal control over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission.
In accordance with the Audit Committee charter, the Audit Committee reviews and pre-approves the engagement fees and the terms of all audit and non-audit services to be provided by the external auditors and evaluates the effect thereof on the independence of the external auditors.
A majority of all of the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our board of trustees will be voted FOR this proposal, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	25

Our board of trustees recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	26

PROPOSAL 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

We are requesting that our shareholders approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

We believe that our compensation policies and practices are strongly aligned with the long-term interests of our shareholders. Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses our compensation philosophy and how our compensation policies and practices implement our philosophy.
As described more fully in that discussion, our compensation programs are designed to attract and retain the best executive talent in a way that allows us to align the interests of our Named Executive Officers with those of our shareholders. We seek to encourage the achievement of our business strategies, the creation of company growth, and the retention of our Named Executive Officers in a manner that is consistent with appropriate risk-taking and based on sound corporate governance practices.
In furtherance of this philosophy, the CNCG Committee has implemented a pay for performance compensation framework to compensate our Named Executive Officers for favorable shareholder returns, the Company’s competitive position within its segment of the real estate industry and each Named Executive Officer's contributions to the Company.
We are requesting your non-binding vote on the following resolution:
"RESOLVED, that our shareholders approve, on an advisory basis, the compensation of our Named Executive Officers as described in this Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure."
Because your vote is advisory, it will not be binding upon us or our board of trustees. However, the CNCG Committee, which is responsible for designing and administering our executive compensation programs, values your opinion and will take into account the outcome of the vote when considering future executive compensation arrangements.
If a quorum is present, the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required to approve, on an advisory basis, the compensation of our Named Executive Officers. Proxies solicited by our board of trustees will be voted FOR this proposal, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purposes of determining the presence of a quorum.
Our board of trustees recommends a vote FOR approval of the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this Proxy Statement.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	27

BOARD OF TRUSTEES AND COMMITTEE MATTERS

BOARD OF TRUSTEES

Our board of trustees is responsible for overseeing our affairs. Our board of trustees conducts its business through meetings and actions taken by written consent in lieu of meetings. Our board of trustees intends to hold at least four regularly scheduled meetings per year and additional special meetings as necessary. During 2019, our board of trustees held five meetings. All of our trustees attended at least 75% of the meetings of our board of trustees and of the Audit Committee, CNCG Committee, Investment Committee and special committee on which they served during this period, either in person or telephonically. Our board of trustees' policy, as set forth in our Guidelines, is to encourage and promote the attendance by each trustee at all scheduled meetings of our board of trustees and all meetings of our shareholders.
COMMITTEES OF THE BOARD OF TRUSTEES
Our board of trustees has three standing committees: the Audit Committee, the CNCG Committee and the Investment Committee. The membership, roles and responsibilities of each committee are described below.

AUDIT COMMITTEE
Members:	Dominic M. Palazzo (Chair) Steven G. Osgood Rebecca L. Steinfort J. Timothy Warren
Number of Meetings in 2019:	7
Independence and Financial Experts:
Each Audit Committee member is independent as required by NYSE listing standards, SEC rules, our Guidelines and Independence Standards (as defined below), and our Audit Committee charter.

Our board of trustees has also determined that all of the Audit Committee members are financially literate, with the requisite accounting or related financial management expertise required by NYSE listing standards, and that Mr. Palazzo, Mr. Osgood and Ms. Steinfort qualify and serve as "audit committee financial experts" for purposes of, and as defined by, the SEC rules.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	28

AUDIT COMMITTEE
Roles and Responsibilities:
The Audit Committee's responsibilities are set forth in its written charter and include:

–Engaging, reviewing the plans and results of the engagement with, and approving the services provided by, our independent registered public accounting firm;
–Reviewing the independence of the independent registered public accounting firm and considering the range of audit and non-audit fees;
–Reviewing the adequacy of our internal accounting controls;
–Approving, after reviewing with management and external auditors, our quarterly earnings releases and supplemental financial information and our interim and audited annual financial statements prior to each filing of our quarterly reports on Form 10-Q and annual reports on Form 10-K;
–Meeting with officers responsible for certifying our annual reports on Form 10-K or any quarterly report on Form 10-Q prior to any such certification;
–Reviewing with such responsible officers disclosures related to any significant deficiencies in the design or operation of internal controls; and
–Periodically discussing with our external auditors such auditors' judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements.

The Audit Committee also works to discharge our board of trustees' responsibilities relating to:
–Our and our subsidiaries' corporate accounting and reporting practices;
–The quality and integrity of our consolidated financial statements;
–Our compliance with applicable legal and regulatory requirements;
–The performance, qualifications and independence of our external auditors;
–The staffing, performance, budget, responsibilities and qualifications of our internal audit function; and
–Reviewing our policies with respect to risk assessment and risk management, including the guidelines and policies by which these activities are undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks, and any cyber-security or environmental risks, if applicable.

Audit Committee Charter:	Available on our website at www.nationalstorageaffiliates.com

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	29

COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members:	George L. Chapman (Chair) Paul W. Hylbert, Jr. Chad L. Meisinger
Number of Meetings in 2019:	4
Independence:	Each CNCG Committee member is independent as required by NYSE listing standards, SEC rules, our Guidelines and Independence Standards, and our CNCG Committee charter.
Roles and Responsibilities:
The CNCG Committee's responsibilities are set forth in its charter and include:

–Annually reviewing and approving the corporate goals and objectives relevant to the compensation paid by us to our Named Executive Officers;
–Evaluating our Named Executive Officers' performance in light of such goals and objectives and, either as a committee or together with our independent trustees (as directed by the board of trustees), determining and approving the compensation of our Named Executive Officers based on that evaluation;
–Overseeing our equity-based compensation plans and programs;
–Reviewing and recommending to our board of trustees from time to time the compensation for our non-executive trustees;
–Advising our board of trustees with respect to the organization, function and composition of the board of trustees and its committees;
–Overseeing the self-evaluation of our board of trustees (individually and as a whole) and the board of trustees' evaluation of management and reporting thereon to the board of trustees;
–Periodically reviewing and, if appropriate, recommending to our board of trustees changes to, our corporate governance policies and procedures;
–Identifying and recommending to our board of trustees potential candidates for nomination;
–Recommending to our board of trustees the appointment of each of our executive officers;
–Assisting our board of trustees and chairman in overseeing the development of executive succession plans; and
–Preparing CNCG Committee reports.

The CNCG Committee retained FPL, a professional services firm focused on compensation and other consulting services as well as executive and board recruitment, to provide advice regarding the compensation program for our Named Executive Officers and independent trustees. FPL reports directly to the CNCG Committee on these matters. Except for the services described above, certain executive recruitment services, and immaterial proxy review services provided to us in 2019, FPL has not performed and does not currently provide any other services to management or us.
CNCG Committee Charter:	Available on our website at www.nationalstorageaffiliates.com

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	30

INVESTMENT COMMITTEE
Members:	Steven G. Osgood (Chair) Chad L. Meisinger Mark Van Mourick
Number of Meetings in 2019:	5
Independence:	Each Investment Committee member is independent as required by NYSE listing standards, SEC rules, and our Guidelines and Independence Standards.
Roles and Responsibilities:
The Investment Committee is responsible for reviewing and, where appropriate, approving, on behalf of the Company, acquisitions or dispositions of self storage properties within certain parameters.
Investment Committee meetings are designed to provide the members of the Investment Committee with an opportunity to discuss the investment rationale for certain acquisitions or dispositions, to review material background items (including due diligence reports) with respect to those acquisitions or dispositions, and to conduct any further due diligence to make an informed decision with respect to those acquisitions or dispositions.

From time to time, we may form special committees of the board of trustees for a specified purpose. A special committee was formed in connection with the review, evaluation, negotiation and approval of the internalization of SecurCare and acquisition of DLAN. This special committee was comprised of three independent and disinterested trustees: Messrs, Osgood, Hylbert and Palazzo.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee has furnished the following report for the fiscal year ending December 31, 2019:
The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our board of trustees.
Management is primarily responsible for our financial reporting process including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.
The Audit Committee held seven meetings in 2019. Representatives of KPMG LLP were in attendance at six of our Audit Committee meetings. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and KPMG LLP. At these meetings, among other things, the Audit Committee reviewed and discussed with management the consolidated financial statements

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	31

contained in our quarterly and annual periodic reports, as applicable, as well as our earnings releases. The Audit Committee also discussed with KPMG LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Auditing Standard No. 1301: Communications with Audit Committees, which included a discussion of KPMG LLP’s judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting. The Audit Committee met with KPMG LLP, with and without management present, to discuss the results of their audits.
The Audit Committee also discussed with KPMG LLP their independence from us. KPMG LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit and tax services provided by KPMG LLP.
Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee unanimously recommended to our board of trustees that our audited consolidated financial statements for the fiscal year ended December 31, 2019 be included in our annual report to shareholders and in our Annual Report on Form 10-K filed with the SEC.
Dominic M. Palazzo
Steven G. Osgood
Rebecca L. Steinfort
J. Timothy Warren

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, to be (i) "soliciting material" or "filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	32

COMPENSATION OF INDEPENDENT TRUSTEES

Independent members of our board of trustees receive compensation for their services as trustees as described below. Each independent trustee is permitted, but is not obligated, to elect to receive between 50% and 100% of the value of the total annual cash compensation described below in equity, with such election to be made annually. Members of our board of trustees who are not independent receive no compensation for their services as trustees.

COMPENSATION
For 2019, each of our independent trustees was eligible to receive annual compensation as follows:

2019 Annual Trustee Compensation
$80,000
$50,000
Annual Cash Compensation
Annual Equity Compensation

Each independent trustee has the option to annually elect to receive between fifty percent (50%) and one hundred percent (100%) of their annual cash compensation in the form of equity.
For 2020, the annual equity retainer for each of our independent trustees will increase by $20,000 to $100,000.

For 2019, 88% of our independent trustees elected to receive some or all of their annual cash compensation in the form of equity
We also reimburse each of our trustees for travel expenses incurred in connection with attending board of trustees and committee meetings. In addition, to the extent that the board of trustees forms a special committee from time to time, the trustees serving on the special committee may receive additional compensation. In connection with the review, negotiation and approval of the internalization of SecurCare and the acquisition of DLAN Corporation, the board of trustees formed a special committee of three disinterested and independent trustees in 2019, and each member of the special committee received compensation in the amount of $20,000 which could be taken in cash or

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	33

in equity. Two of the members of the special committee elected to take 100% of this compensation in the form of equity, which was granted in February 2020.
The table below summarizes the annual compensation received by our independent trustees during 2019.

Trustee Compensation Table for 2019
Name	Fees Paid or Earned in Cash(1)	Stock Awards(1)	Total
George L. Chapman	$70,000	$80,000	$150,000
Paul W. Hylbert, Jr.	72,500	80,000	152,500
Chad L. Meisinger	65,000	80,000	145,000
Steven G. Osgood	72,500	80,000	152,500
Dominic M. Palazzo	70,000	80,000	150,000
Rebecca L. Steinfort	57,500	80,000	137,500
Mark Van Mourick(2)	57,500	80,000	137,500
J. Timothy Warren(2)	57,500	80,000	137,500
Total	$522,500	$640,000	$1,162,500

(1) For those trustees that elected in 2019 to receive any portion of the value of their 2019 annual cash compensation in equity, grants for the full value of such compensation were made on May 23, 2019, based on the closing price of our common shares on May 23, 2019 of $29.81. Each of Messrs. Chapman, Hylbert, Meisinger, Osgood and Warren and Ms. Steinfort elected to receive payment of 100% of the value of his or her 2019 annual cash compensation in LTIP units which represent a class of partnership interests in our operating partnership, NSA OP, LP (our "operating partnership") and Mr. Palazzo elected to receive 50% of such value in LTIP units. Accordingly, Messrs. Chapman, Hylbert, Meisinger, Osgood, Palazzo and Warren and Ms. Steinfort were awarded 5,032, 5,116, 4,865, 5,116, 3,858, 4,613 and 4,613 LTIP units, respectively. With respect to the portion of Mr. Palazzo's 2019 annual cash compensation taken in cash and all of Mr. Van Mourick's 2019 annual cash compensation, each of Messrs. Palazzo and Van Mourick was paid three-fourths of such amount in equal quarterly installments between April 1, 2019 and December 31, 2019 and, for Mr. Palazzo, one-fourth of such amount was paid in 2019 in respect of his 2018 compensation levels. The remaining installment of each of Messrs. Palazzo's and Van Mourick's 2019 cash compensation was paid in 2020 and is not reflected in the above table. The dollar value shown in the table above for the LTIP units taken in lieu of cash compensation represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718. The LTIP units vest on May 22, 2020, so long as such person remains a trustee. The following table sets forth the aggregate number of outstanding compensatory LTIP units held by our non-employee trustees that had not vested as of December 31, 2019:

Name	Number of LTIP units
George L. Chapman	5,032
Paul W. Hylbert, Jr.	5,116
Chad L. Meisinger	4,865
Steven G. Osgood	5,116
Dominic M. Palazzo	3,858
Rebecca L. Steinfort	4,613
Mark Van Mourick	2,684
J. Timothy Warren	4,613
(2) Excludes consideration paid to Messrs. Van Mourick and Warren or entities controlled or managed by each of them, or in which they have an ownership interest, in connection with the acquisition by us of self storage properties. For additional information see "Certain Relationships and Related Transactions–Material Benefits to Related Parties."

Each independent trustee is subject to our minimum equity ownership guidelines. See "Compensation Discussion and Analysis–Minimum Equity Ownership Guidelines."

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	34

CORPORATE GOVERNANCE

GOVERNANCE HIGHLIGHTS

✓	8 of 10 trustee nominees are independent	✓	Equityholders may amend bylaws
✓	Separate chairman and chief executive officer roles	✓	Majority voting in uncontested elections
✓	Experienced and dedicated lead independent trustee	✓	Robust minimum equity ownership guidelines
✓	No staggered board of trustees; annual election of all trustees	✓	Active shareholder outreach program
✓	20% female trustees	✓	No poison pill
✓	Clawback policy for previously paid executive compensation	✓	Prohibition against hedging the value of Company securities
✓	Three Audit Committee financial experts	✓	Opted out of Maryland's unsolicited takeover act (which we may not opt into without shareholder approval) and control share acquisition statute
✓	No excise tax gross-ups on payments made in connection with a change of control

ROLE OF THE BOARD OF TRUSTEES AND RISK OVERSIGHT
Pursuant to our Declaration of Trust and Bylaws, our business and affairs are managed under the direction of our board of trustees. Our board of trustees has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of our board of trustees keep informed of our business by participating in meetings of our board of trustees and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with Mr. Nordhagen, our executive chairman, Ms. Fischer, our president, chief executive officer and member of our board of trustees, and our other Named Executive Officers.
In connection with their oversight of risk to our business, our board of trustees and the Audit Committee consider feedback from management concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks, and any cyber-security or environmental risks, if applicable. The Audit Committee also considers enterprise risk management. Management regularly reports to our board of trustees on our leverage policies, our asset acquisition process, any asset impairments and our compliance with applicable real estate investment trust ("REIT") rules and other regulations. Members of our board of trustees routinely meet with management in connection with their consideration of matters submitted for the approval of our board of trustees and the risks associated with such matters.
Our board of trustees believes that its composition protects shareholder interests and provides sufficient independent oversight of management. Eight of our ten trustee nominees are "independent" under NYSE standards and our Independence Standards, as more fully described under "Corporate Governance–Trustee Independence." The independent trustees meet separately from management on at least a quarterly basis and are very active in the oversight of our Company. The independent trustees oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of our Named Executive Officers and the selection and evaluation of

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	35

trustees. Each independent trustee has the ability to add items to the agenda of board of trustees meetings or raise subjects for discussion that are not on the agenda for that meeting.
Our board of trustees believes that its super-majority independent composition and the roles that our independent trustees perform provide effective corporate governance at the board of trustees' level and independent oversight of both our board of trustees and management. The current governance structure, when combined with the functioning of the independent trustee component of our board of trustees and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.
LEADERSHIP STRUCTURE OF THE BOARD OF TRUSTEES
Leadership of our board of trustees is vested in our executive chairman of the board and in our lead independent trustee. We do not have a formal policy regarding whether the roles of chairman of the board and chief executive officer should be separated. Rather, the CNCG Committee and the board of trustees make this determination based on relevant facts and circumstances in order to establish a structure that meets our needs at that time, enhances the understanding and communication between management and the board of trustees, allows for better understanding and evaluation of our operations, and improves the board of trustees' ability to perform its oversight role. Prior to January 1, 2020, Mr. Nordhagen held the roles of chairman of the board and chief executive officer, which structure the CNCG Committee and board of trustees believed satisfied the above goals due to Mr. Nordhagen's position as our founder, his industry experience, and his knowledge of our operations. Commencing January 1, 2020, Mr. Nordhagen was elevated to the position of executive chairman of the board, and concurrently, Ms. Fischer was appointed chief executive officer (in addition to her role as president) and was elected to our board of trustees. In making this determination, the CNCG Committee and the board of trustees determined that the separation of the roles in this manner, together with the election of Ms. Fischer to the board of trustees, meets our Company's needs and the above goals.
In recognition of the importance of the board of trustees' independent oversight role and the need to maintain a strong independence from management, we require our board of trustees to annually elect one independent trustee to serve as lead independent trustee when the chairman of the board is not independent. Our board of trustees elected Paul W. Hylbert, Jr. as lead independent trustee, a role he has served in since 2016. Our lead independent trustee works with Mr. Nordhagen, the executive chairman of our board of trustees, and Ms. Fischer, our president and chief executive officer and one of our trustees, to establish the agenda for regular meetings of our board of trustees. Mr. Hylbert also serves as chair of regular meetings of our board of trustees when our executive chairman is absent, presides at executive sessions, serves as a liaison among our executive chairman, our chief executive officer, and our independent trustees, and encourages dialogue between our independent trustees and Named Executive Officers. He also establishes the agenda for meetings of our independent trustees and performs such other duties as our board of trustees may establish or delegate. Mr. Hylbert's experience and leadership has enhanced the operation of our board of trustees and its ability to perform its oversight role.
CODE OF BUSINESS CONDUCT AND ETHICS
Our board of trustees has adopted a Code of Business Conduct and Ethics (the "Code of Conduct") that applies to our trustees, officers and employees. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and accountability for adherence to the Code of Conduct. Any waiver of the Code of Conduct for our trustees or officers may be made only by our board of trustees or our CNCG Committee and will be promptly disclosed as required by law or stock exchange regulations. The Code of Conduct is available for viewing on our website at www.nationalstorageaffiliates.com. We will also provide the Code of Conduct, free of charge, to shareholders who request it. Requests should be directed to our corporate secretary at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	36

CORPORATE GOVERNANCE GUIDELINES
Our board of trustees has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our board of trustees carries out its responsibilities, including the trustee resignation policy as described under "–Majority Vote and Trustee Resignation Policy" below. In addition, among the areas addressed by the Guidelines are the composition of our board of trustees, its functions and responsibilities, its standing committees, its PRO advisory committee, trustee qualification standards, access to management and independent advisors, trustee compensation, management succession, trustee orientation and continuing education, and the annual performance evaluation and review of our board of trustees and committees. The Guidelines are available for viewing on our website at www.nationalstorageaffiliates.com. We will also provide the Guidelines, free of charge, to shareholders who request it. Requests should be directed to our corporate secretary at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111.
TRUSTEE INDEPENDENCE
The Guidelines provide that a majority of the trustees serving on our board of trustees must be independent as required by the NYSE listing standards. Our board of trustees has also adopted certain independence standards (the "Independence Standards") to assist it in making determinations with respect to the independence of trustees. The Independence Standards are available for viewing on our website at www.nationalstorageaffiliates.com. Based upon its review of all relevant facts and circumstances, in each of 2019 and 2020, our board of trustees affirmatively determined that eight of our ten trustees–George L. Chapman, Paul W. Hylbert, Jr., Chad L. Meisinger, Steven G. Osgood, Dominic M. Palazzo, Rebecca L. Steinfort, Mark Van Mourick and J. Timothy Warren–qualified as independent trustees under the NYSE listing standards and the Independence Standards.

In making these determinations, the board of trustees considered the relationships and transactions described below under "Certain Relationships and Related Transactions." In addition, in determining independence with respect to Mr. Warren in 2019, the board of trustees considered an agreement between the Company and an entity owned and controlled by Mr. Warren, pursuant to which such entity performed services for the Company related to the identification and recruitment of additional PROs. In connection with these services, between January 2018 through March 2019, the Company paid the entity an aggregate of $115,000. The Company and Mr. Warren concluded the agreement for these services in March 2019. The board of trustees also considered reimbursements paid by the Company to Mr. Warren in 2019 for travel expenses incurred in connection with attending PRO advisory committee meetings. In conjunction with Mr. Warren becoming a trustee, he resigned as a member of the PRO advisory committee.

IDENTIFICATION OF TRUSTEE CANDIDATES
In accordance with the Guidelines and the CNCG Committee's written charter, the CNCG Committee is responsible for identifying and recommending trustee candidates to our board of trustees for consideration as nominees to stand for election at our annual meetings of shareholders. Trustee candidates are recommended for nomination for election as trustees in accordance with the procedures set forth in the written charter of the CNCG Committee.
We seek highly qualified trustee candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The CNCG Committee periodically reviews the appropriate skills and characteristics required of our trustees in the context of the current composition of our board of trustees, our operating requirements and the long-term interests of our shareholders. In accordance with the Guidelines, trustees should possess the highest personal and professional ethics, integrity and values, exercise good business judgment, be committed to representing the long-term interests of our Company and our shareholders and have an inquisitive and objective perspective, practical wisdom and mature judgment. The CNCG Committee reviews trustee candidates with the objective of assembling a slate of trustees that can best fulfill and promote our goals, regardless of gender, age or race, and recommends trustee candidates based upon contributions they can make to our board of trustees and management and their ability to represent our long-term interests and those of our shareholders.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	37

The CNCG Committee evaluates the skill sets required for service on our board of trustees and periodically identifies potential trustee candidates. If it is determined there is the need for additional or replacement members of our board of trustees, the CNCG Committee will assess potential trustee candidates previously identified as well as other appropriate potential trustee candidates based upon information it receives regarding such potential candidates or otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the CNCG Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our board of trustees. The CNCG Committee considers diversity of gender, age, experience and skills as important factors in choosing the most qualified candidates. The CNCG Committee also evaluates, among other things, each potential trustee's knowledge of and experience with self storage, REITs and other real estate investment and management businesses, finance and capital markets, acquisitions and roll-up operations, public companies, and business strategy and operations. The CNCG Committee may seek input on such trustee candidates from other trustees, including our executive chairman and our president and chief executive officer, and recommends trustee candidates to our board of trustees for nomination. The CNCG Committee does not solicit trustee nominations, but it will consider recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are sent within a reasonable period of time prior to the decision. The CNCG Committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other nominees. The CNCG Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying trustee candidates or gathering information regarding the background and experience of trustee candidates. If the CNCG Committee engages any such third party, the CNCG Committee will have sole authority to approve any fees or terms of retention relating to these services.
In March 2019, as a result of the decision by Mr. Kevin Howard to retire as a trustee, and upon the recommendation of our CNCG Committee, our board of trustees nominated J. Timothy Warren for election to the board of trustees. Mr. Warren was elected at our 2019 annual meeting of shareholders (the "2019 Annual Meeting"). Mr. Warren had been a member of our PRO advisory committee since our initial public offering and he has played an active role in developing and acquiring more than 33 self storage facilities in conjunction with Northwest Self Storage ("Northwest"), one of our PROs, though he has no ownership interests in Northwest.
PERSONAL LOANS TO EXECUTIVE OFFICERS AND TRUSTEES
We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our trustees and executive officers.
TRUSTEE ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS
Our policy is to encourage and promote the attendance by each trustee at all meetings of our shareholders. All of our then-current trustees, and Mr. Warren, our then-trustee nominee, attended the 2019 Annual Meeting. We currently believe that all of our trustees intend to attend the upcoming Annual Meeting.
COMMUNICATIONS WITH THE BOARD OF TRUSTEES
Our board of trustees has approved a process to enable communications with the independent members of the board of trustees, including our lead independent trustee, or the chair of any of the committees of the board of trustees. Communications by email should be sent to NSABoard@nsareit.net. Communications by regular mail should be sent to the attention of Tamara D. Fischer, our president, chief executive officer and trustee, at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111. Each communication received will be reviewed to determine whether the communication requires immediate action. All appropriate communications received, or a summary of such communications, will be sent to the appropriate member(s) of our board of trustees. However, we reserve the right to disregard any communication we determine is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. Our corporate secretary, or her delegate, has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. In addition, any of our shareholders and any other person may make a good faith report to the Audit Committee regarding any questionable or unethical accounting or auditing matters via regular mail addressed to the Audit Committee, National Storage

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	38

Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111. We also encourage members of our board of trustees to be available to speak to institutional shareholders outside of formal meeting settings.
EXECUTIVE SESSIONS OF INDEPENDENT TRUSTEES
The independent trustees serving on our board of trustees meet in executive sessions at least four times per year at regularly scheduled meetings of our board of trustees. These executive sessions of our board of trustees are presided over by Mr. Hylbert, our lead independent trustee.
ACTIVE SHAREHOLDER OUTREACH AND CORPORATE GOVERNANCE
Our board of trustees values the input and insights of our shareholders and believes that effective shareholder engagement strengthens the board's role as an informed and engaged fiduciary. We are committed to serving our shareholders’ interests and recognize that communicating with shareholders on a regular basis is a critical component of our corporate governance program. As part of this commitment, management actively engages with our shareholders in order to fully understand their viewpoints concerning our Company, to gather feedback on what we can do better and to help our shareholders understand our performance and strategy. In addition to answering questions from shareholders on our quarterly earnings calls, our management regularly engages with shareholders by participating in industry conferences, through in-person meetings with our shareholders and prospective investors, and by telephone with many shareholders at other times throughout the year to solicit input and answer questions on a variety of topics. During 2019, we held approximately 101 of such meetings with current and prospective investors to discuss various key corporate matters, including our differentiated growth strategy, financing strategy, risk management practices, and strong corporate governance practices. Interested parties, including shareholders, may communicate their concerns directly to the independent members of our board of trustees, including our lead independent trustee, or the chair of any of the committees of the board of trustees as described above under "–Communications with the Board of Trustees," or to management.
Our board's engagement efforts center on our corporate governance practices, which it regularly reviews to ensure that our practices are consistent with prevailing best practices and the views of our shareholders. For example, in 2019, our board of trustees established our ESG Committee to support our commitment to environmental, health and safety, corporate social responsibility, corporate governance, sustainability and other public policy matters that may be relevant to us from time to time. The ESG Committee is composed of members of the Company's management with experience in a variety of disciplines, including environmental, health and safety, operations, legal, investor relations, corporate governance, finance, human resources, technology, marketing and communications. In addition, effective January 1, 2020, our second female trustee was appointed to our board of trustees.
We have adopted various policies and guidelines to better align the interests of our trustees and Named Executive Officers with those of our shareholders, including those listed below.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	39

Year Implemented	Policy
2015	Not having a shareholders rights plan ("poison pill")
No staggered board of trustees - each of our trustees is subject to re-election annually
Opted out of Maryland's unsolicited takeover statute and required shareholder approval to opt back in
2016	Appointed a lead independent trustee
Adopted a clawback policy
Adopted minimum equity ownership guidelines
Adopted a policy to prohibit hedging the value of the Company's securities
2017	Implemented pay-for-performance compensation framework
2018	Adopted trustee majority voting policy
Adopted a policy to permit shareholders to amend our Bylaws
2019	Established our ESG Committee

MAJORITY VOTE AND TRUSTEE RESIGNATION POLICY
We have adopted a majority voting policy for the election of trustees. Under majority voting, to be elected as a trustee in an uncontested election, a nominee must receive votes “FOR” his or her election constituting a majority of the total votes cast for and against such nominee at the annual meeting at which a quorum is present. If an incumbent trustee does not receive sufficient “FOR” votes to be re-elected, Maryland law provides that the trustee would continue to serve on the Company’s board of trustees as a “holdover” trustee. Under the Company’s Guidelines, he or she must submit his or her resignation to the Company’s board of trustees. The Company’s CNCG Committee will consider such tendered resignation and recommend to the Company’s board of trustees whether to accept it. The Company’s board of trustees will decide whether to accept any such resignation within 90 days after certification of the election results and will publicly disclose its decision. If the resignation is not accepted, the trustee will continue to serve until the trustee's successor is duly elected and qualifies or until the trustee’s earlier death, resignation, retirement or removal. If a trustee’s offer to resign is accepted by the Company’s board of trustees, or if a nominee for trustee is not elected and the nominee is not an incumbent trustee, then the Company’s board of trustees, in its sole discretion, may fill any resulting vacancy pursuant to the Bylaws. In a contested election, trustees shall be elected by a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present.
BYLAW AMENDMENTS
We have a policy to permit equityholders to alter or repeal any provision of the Bylaws and to adopt new Bylaws. Approval of amendments to the Bylaws requires the affirmative vote of both:

•holders of a majority of the Company's Common Shares outstanding as of the Determination Date (as defined below); and

•holders of Common Shares and limited partners (other than the Company) of our operating partnership representing a majority of the number of Common Shares outstanding as of the Determination Date together with the number of additional Common Shares that would be issuable if:
◦all OP units outstanding as of the Determination Date were exchanged on a one-for-one basis, subject to adjustments as provided in the Third Amended and Restated Agreement of Limited Partnership of our operating partnership (as amended, the "Partnership Agreement"), for Common Shares, and

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	40

◦the OP units which would be outstanding if each series of subordinated performance units (or other similar class or series of OP units created from time to time) outstanding as of the Determination Date (whether or not then convertible) were converted into OP units using the conversion ratio for each such class or series in effect as of the last day of the most recent fiscal year determined pursuant to the terms of the Partnership Agreement and as approved by the Company's board of trustees, were exchanged on a one-for-one basis, subject to adjustments as provided in the Partnership Agreement, for Common Shares.

“Determination Date” means the close of business on the record date for determining the shareholders and holders of OP units and subordinated performance units entitled to cast votes at a duly called annual meeting or special meeting of shareholders.

Our shareholders do not have the power to alter or repeal any provision of our Bylaws relating to the amendment of our Bylaws.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	41

INFORMATION REGARDING OUR NAMED EXECUTIVE OFFICERS

Biographies for our executive officers as of December 31, 2019, other than Mr. Nordhagen and Ms. Fischer, are set forth below. Biographical information for Mr. Nordhagen and Ms. Fischer is set forth under "Proposal 1: Election of Trustees–Information Regarding the Nominees for Election as Trustees." All of our executive officers are Named Executive Officers.
Effective January 1, 2020:
•Mr. Nordhagen became our executive chairman;
•Ms. Fischer became our president and chief executive officer; and
•Mr. Togashi became our executive vice president, chief financial officer, chief accounting officer and treasurer.

BRANDON S. TOGASHI Age: 37 Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer	Mr. Togashi has served as executive vice president, chief financial officer and treasurer since January 1, 2020. Mr. Togashi has also served as our chief accounting officer since January 1, 2017. Mr. Togashi also held the position of controller since he joined the Company in 2014 until March 2019, the title of vice president prior to July 1, 2018, and the title of senior vice president prior to January 1, 2020. Prior to joining the Company, Mr. Togashi served as vice president, corporate accounting at DCT Industrial Trust Inc. from 2013 through 2014. Prior to that role, Mr. Togashi was employed as a manager, and later, as a senior manager in the audit practice of KPMG LLP from 2010 to 2013. Mr. Togashi is a certified public accountant and graduated from Colorado State University with a bachelor of science degree in business administration.
STEVEN B. TREADWELL Age: 50 Former Executive Vice President and Chief Operating Officer Former President, National Storage Affiliates Management Company	Mr. Treadwell served as our executive vice president and chief operating officer and president of National Storage Affiliates Management Company from July 1, 2018 to March 31, 2020, when he resigned from such positions to pursue other interests. Prior to that time, Mr. Treadwell served as our senior vice president for operations and has been with the Company since 2014. Since October 2016, he has also served as president of the National Storage Affiliates Trust Management Company (our subsidiary which manages our joint venture stores as well as certain wholly-owned stores). Prior to his roles with us, between 2010 and 2014, Mr. Treadwell co-founded and served as managing partner of Energy Inspection Services, an oilfield services firm, and he also served as a financial and operational consultant to multiple firms in the real estate and energy industries. From 2005 to 2010, Mr. Treadwell served as a divisional chief financial officer and first vice president of finance at ProLogis, a global real estate investment trust in the industrial sector. Prior to his experience in the private sector, Mr. Treadwell served for 12 years in the U.S. Air Force in multiple assignments ranging from weapon system research and development to instructor pilot in the KC-10 Extender and the C-21 Learjet. Mr. Treadwell graduated from Harvard University with a masters in business administration, Massachusetts Institute of Technology with a master of science degree in aeronautical engineering, and the U.S. Air Force Academy with a bachelor of science degree in electrical engineering.

In connection with the internalization of SecurCare and and Mr. Treadwell's previously announced resignation from the positions of executive vice president, chief operating officer and president of National Storage Affiliates Management Company, our board of trustees appointed David Cramer to serve as our executive vice

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	42

president and chief operating officer, which appointment became effective as of April 1, 2020. Biographical information for Mr. Cramer is below.

DAVID CRAMER Age: 55 Executive Vice President and Chief Operating Officer	Mr. Cramer has served as our executive vice president and chief operating officer since April 1, 2020. Prior to that time, Mr. Cramer served as the president and chief executive officer of SecurCare since 2014. Prior to that, Mr. Cramer served as chief operating officer and director of operations of SecurCare and has more than twenty-two years of experience in the self storage industry since he joined SecurCare in 1998. He has also served on the Company's PRO advisory committee and has led the Company's Technology and Best Practices Group as its chairman since the Company's formation. Mr. Cramer was a founding board member of FindLocalStorage.com, an industry digital marketing consortium. Mr. Cramer also serves as a member of the board of directors of SBOA TI Reinsurance Ltd., a Cayman Islands exempted company, in which the Company has an approximate 5% ownership interest.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

This section of our Proxy Statement discusses the principles underlying our executive compensation policies and decisions. In addition, it provides qualitative information about the manner and context in which compensation is awarded to, and earned by, our Named Executive Officers, and places in perspective the data presented in the tables and narrative that follow.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES
The primary goals for our executive compensation program are:

✓	Attract and retain the best executive talent
✓	Align the interests of our Named Executive Officers and our shareholders
✓	Encourage the achievement of our business strategies and the creation of Company growth
✓	Encourage appropriate risk-taking and reflect sound corporate governance practices

To achieve these goals, we have implemented a pay for performance compensation framework to compensate our Named Executive Officers for favorable shareholder returns, the Company’s competitive position within its segment of the real estate industry and each Named Executive Officer's contributions to the Company.
We expect to continue to pay competitive base salaries to our Named Executive Officers and anticipate that our compensation incentives will take the form of annual cash bonuses and long-term equity incentives measured by objective Company performance targets and, to a lesser extent with respect to annual cash bonuses, subjective individual performance targets, established by our CNCG Committee, which are specifically tailored to each Named Executive Officer. In addition, our CNCG Committee may determine to make awards to new Named Executive Officers and other existing and new personnel in order to retain and attract talented professionals.
The main elements of our executive compensation program are set forth below:

Type	Pay Elements	Form and Purpose
Fixed	Base Salary	–Paid in cash –Fixed annually, taking into account our budgeted operating expenses –Compensates individuals for day-to-day performance
Variable	Annual Incentive Bonus	–Paid in cash –Based on achievement of certain quantitative and qualitative Company and individual performance objectives over the course of each year –Rewards short-term annual performance
Long Term Equity Compensation
–Consists of performance-based awards and time-based awards
–Performance-based awards are earned over a three-year performance period contingent upon achievement of performance criteria
–Time-based awards are earned in equal annual installments over a three-year period, subject to continued employment
–Promotes retention and encourages creation of long-term shareholder value and achievement of long-term business strategies

Our CNCG Committee believes having a significant portion of variable or performance-based compensation achieves our goals of encouraging high performance, promoting accountability and motivating our

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	44

Named Executive Officers to achieve our business objectives and aligning their interests with those of our shareholders. In 2019, more than 70% of our Named Executive Officers' target pay was at risk.
2019 BUSINESS HIGHLIGHTS
We are focused on the ownership, operation, and acquisition of self storage properties located within the top 100 metropolitan statistical areas ("MSAs") throughout the United States. As of December 31, 2019, we held ownership interests in and operated a geographically diversified portfolio of 742 self storage properties, located in 35 states and Puerto Rico, comprising approximately 47.1 million rentable square feet, configured in approximately 378,000 storage units. According to the 2020 Self-Storage Almanac, we are the sixth largest owner and operator of self storage properties in the United States, based on number of properties, self storage units, and rentable square footage.
Our 2019 financial highlights include the following:

Our same store portfolio is defined in our annual report on Form 10-K filed with the SEC on February 26, 2020. Core FFO and NOI are defined and reconciled to their most directly comparable GAAP measure in Appendix A to this Proxy Statement.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	45

The above chart assumes $100.00 invested on April 23, 2015, with dividends reinvested and compares the yearly cumulative total shareholder return ("TSR") for our common shares with the cumulative shareholder return of companies on (i) the S&P 500 Index, (ii) the Russell 2000 Index, (iii) the Nareit All Equity REIT Index as provided by Nareit, and (iv) the Morgan Stanley Capital International US REIT Index (the "MSCI US REIT Index"), for the period beginning April 23, 2015 and ending December 31, 2019. We have included the MSCI US REIT Index as we utilize that index as a metric for our long-term equity incentive program.

	Period Ending
Index	4/23/2015	12/31/2015	12/31/2016	12/31/2017	12/31/2018	12/31/2019
National Storage Affiliates Trust	$100	$137	$184	$238	$240	$318
S&P 500 Index	100	98	110	134	128	168
Russell 2000 Index	100	91	109	126	112	140
Nareit All Equity REIT Index	100	101	109	119	114	147
MSCI US REIT Index	100	100	109	114	109	138

        Based on our total TSR performance of 73% over the three-year period ended December 31, 2019, we outperformed our public company self storage REIT peers and ranked 19th out of 151 REITs in the MSCI US REIT Index as of December 31, 2019.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	46

Total Three Year TSR of Public Company Self Storage REITs
(Three Year Period December 31, 2019)
National Storage Affiliates Trust
73%
Extra Space Storage
53%
CubeSmart
33%
Life Storage
45%
Public Storage
6%
0
10
20
30
40
50
60
70
80
Total Three Year TSR Percentage

         Source: S&P Global Market Intelligence

We also acquired 69 wholly-owned self storage properties for $447.8 million in 2019.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	47

ROLES OF OUR CNCG COMMITTEE, COMPENSATION CONSULTANT AND MANAGEMENT
        CNCG Committee
Our CNCG Committee, which is comprised entirely of independent trustees, has overall responsibility for monitoring the performance of our Named Executive Officers and evaluating and approving our executive compensation plans, policies and programs. In addition, our CNCG Committee oversees our 2015 equity incentive plan (our "Equity Incentive Plan").
Our CNCG Committee determines all components of our chief executive officer's compensation. With respect to our other Named Executive Officers, our CNCG Committee seeks input from our chief executive officer and reviews and approves all components of the other Named Executive Officers' compensation.
        Compensation Consultant
Our CNCG Committee has engaged FPL, an outside compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. FPL provides our CNCG Committee with advice concerning the types and levels of compensation to be paid to our Named Executive Officers and independent trustees.
Our CNCG Committee policy requires that its compensation consultants be independent of Company management. Our CNCG Committee performs an annual assessment to determine whether FPL is independent. Our CNCG Committee assessed FPL's independence most recently in February 2020 and determined that the engagement did not raise any conflict of interests with management.
        Management
Mr. Nordhagen, our executive chairman, and Ms. Fischer, our president and chief executive officer, generally attend CNCG Committee meetings and provide information as to the individual performance of the Named Executive Officers and other key employees. Prior to January 1, 2020, Mr. Nordhagen, as our chief executive officer, made annual recommendations to our CNCG Committee of appropriate compensation levels for our other Named Executive Officers, as well as for other key employees. After January 1, 2020, Ms. Fischer makes the annual recommendations to our CNCG Committee with respect to our other Named Executive Officers (including Mr. Nordhagen) and other key employees. Nonetheless, all components of our Named Executive Officers' compensation are approved by our CNCG Committee in its sole discretion and our chief executive officer is not present during our CNCG Committee’s determination with respect to his or her own compensation.
BENCHMARKING PROCESS
Our CNCG Committee, in consultation with FPL, conducts compensation benchmarking analyses to ensure that our compensation programs for our Named Executive Officers and independent trustees are competitive with those of certain other publicly traded REITs (each, a "Benchmarking Analysis" and together, the "Benchmarking Analyses"). The Benchmarking Analyses include a comprehensive review of each component of the total compensation opportunities for our Named Executive Officers and independent trustees relative to market data for REITs with market capitalization and enterprise value similar to that of our Company. We refer to this group of REITs as our "peer group". The peer group used for the 2019 independent trustee Benchmarking Analysis and 2018 Named Executive Officer Benchmarking Analysis is listed below.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	48

Peer Group 2019 Independent Director and 2018 Named Executive Officer Benchmarking Analyses
CoreSite Realty Corporation	Physicians Realty Trust
CubeSmart	Rexford Industrial Realty, Inc.
DiamondRock Hospitality Company	Sabra Health Care REIT, Inc.
EastGroup Properties, Inc.	STAG Industrial, Inc.
First Industrial Realty Trust, Inc.	Terreno Realty Corporation
Kite Realty Group Trust	Xenia Hotels & Resorts, Inc.
Life Storage, Inc.

The market data for our Named Executive Officers was sourced from FPL’s proprietary database and the 2017, 2018 and 2019 Nareit Compensation Surveys conducted by FPL. For our independent trustees, the market data was sourced from the January 2019 National Association of Corporate Directors Director Compensation Report, the Top 100 Real Estate Compensation Analysis conducted by FPL in June 2019, and the public filings of the REITs included in the analysis. This information was considered by our CNCG Committee in approving increased annual base salaries for our Named Executive Officers in 2019 and 2020, as set forth below under "Elements of our Compensation Program–Base Salary." The independent trustee Benchmarking Analysis was considered by our CNCG Committee in approving our independent trustee compensation program for 2019 and 2020, as described above under "Compensation of Independent Trustees." These changes are intended to better align each Named Executive Officer's and independent trustee's total compensation with the peer group.

GOVERNANCE HIGHLIGHTS
        We strive to adopt policies and practices that we believe are in the best interests of our Company and our shareholders. See "Corporate Governance–Governance Highlights" and "Corporate Governance–Active Shareholder Outreach and Corporate Governance" for additional information.
KEY FEATURES OF OUR COMPENSATION PROGRAM

What we do and have....		What we don't do and don't have....
✓	Pay for performance, including incentive compensation (both cash and equity) that is subject to achievement of various performance objectives	✗	No excise tax gross-ups with respect to payments made in connection with a change of control
✓	Salaries comprise a relatively modest portion of each Named Executive Officer's overall compensation opportunity	✗	No non-qualified deferred compensation or supplemental retirement benefits for our Named Executive Officers
✓	Balance of short-term and long-term incentives	✗	No hedging of the value of Company securities
✓	Minimal perquisites to Named Executive Officers
✓	Robust minimum equity ownership guidelines for our Named Executive Officers and trustees
✓	Clawback policy that allows for the recovery of previously paid executive compensation
✓	Independent compensation consultant
✓	"Double-trigger" change of control benefits

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	49

ELEMENTS OF OUR COMPENSATION PROGRAM
The compensation provided to our Named Executive Officers consists of base salary, annual cash bonus and long-term equity incentive compensation.
        Base Salary
Base salaries are a fixed component of compensation that reflects each Named Executive Officer's position and responsibilities. Base salaries are reviewed annually by our CNCG Committee and may be adjusted to better match competitive market levels or to recognize a Named Executive Officer's professional growth, development, and increased responsibility. The table below summarizes the 2019 and 2018 base salary and corresponding percentage change against the prior year for each Named Executive Officer:

	Base Salary
Executive	2019	2018	Change
Arlen D. Nordhagen	$500,000	$495,000	1%
Tamara D. Fischer	370,000	340,000	9%
Steven B. Treadwell	335,000	290,000	16%
Brandon S. Togashi	250,000	235,000	6%

The increase in 2019 base salaries was based on the 2018 Named Executive Officer Benchmarking Analysis and the 2018 Nareit Compensation Survey, each conducted by FPL, and the Named Executive Officers' roles and responsibilities. Based on the 2018 Named Executive Officer Benchmarking Analysis and the 2018 Nareit Compensation Survey, the CNCG Committee determined to increase the base salaries of the Named Executive Officers to be brought in line with the Company's peers. The base salary levels for 2019 approximately align with the 25th percentile of the market data in the 2018 Named Executive Officer Benchmarking Analysis and the 2018 Nareit Compensation Survey.
For 2020, our CNCG Committee updated the base salaries for our Named Executive Officers in line with our compensation objectives and the Named Executive Officer's new roles and responsibilities described above under "Information Regarding Our Named Executive Officers". Our CNCG Committee approved base salary levels for 2020 for Mr. Nordhagen, Ms. Fischer, Mr. Treadwell and Mr. Togashi of $250,000, $550,000, $400,000 and $350,000, respectively. On February 24, 2020, Mr. Treadwell notified the Company of his resignation from the positions of executive vice president and chief operating officer, effective March 31, 2020, to pursue other interests. Mr. Cramer was appointed to those roles effective April 1, 2020. In connection with Mr. Cramer's appointment as executive vice president and chief operating officer, our CNCG Committee approved a base salary for him of $400,000. Such revised base salaries are intended to preserve an appropriate mix of compensation such that base salary remains a modest portion of the overall compensation opportunity for each Named Executive Officer.
        Annual Incentive Cash Bonus Payments
We have provided and expect to continue to provide cash bonuses to encourage outstanding individual and Company performance by motivating our Named Executive Officers to achieve short-term Company performance objectives and individual goals. Our annual cash bonus program for our Named Executive Officers is based primarily on objective factors aligned with our Company's performance, and to a lesser extent on subjective factors.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	50

2019 Annual Incentive Cash Bonus Program Elements
Objective Performance Criteria	Same-store NOI growth
–Rationale: Key performance indicator to evaluate year-over-year operations
Core FFO per share
–Rationale: Key performance indicator widely used by REITs and by the Company to evaluate the operations of our properties and excludes various items in net income (loss) that do not relate to or are not indicative of our performance

Net acquisitions volume
–Rationale: Key performance indicator reflecting the Company's growth, because acquisitions are a significant component of the Company's growth strategy
Cash general and administrative ("G&A") expense (as a percentage of revenues)
–Rationale: Key performance indicator reflecting the Company's ability to manage G&A expense
Subjective Criteria	–Tailored to each Named Executive Officer –Considered together with the objective elements
Weighting	–Objective and subjective criteria are weighted for each Named Executive Officer
Performance Levels	–Threshold: Minimum level of performance for incentive cash bonuses to be earned for a particular metric and if not met, no incentive cash bonuses will be earned for that metric
–Target: Level of performance that must be met for incentive cash bonuses to be earned at the target amount for a particular metric
–Maximum: Level of out-performance above target for a particular metric and, if met or exceeded, the incentive cash bonuses will be capped at the maximum level for such performance metric
Payout Range	–From 50% (at threshold) to 150% (at maximum performance) of target amount –If performance falls between two levels, linear interpolation applies

        For an explanation of how we calculate NOI and Core FFO, which are both non-GAAP financial measures, see Appendix A to this Proxy Statement.
The following table shows the objective metrics and weightings and the associated 2019 incentive cash bonus opportunity levels for our Named Executive Officers, along with the actual performance achieved in 2019 for the objective metrics. The levels of each metric are set annually by the CNCG Committee and take into account, among other things, the Company's prior performance and market conditions that may influence or affect the Company's performance during the upcoming year.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	51

					2019 Annual Incentive Levels
Performance Criteria	Weighting for Arlen D. Nordhagen	Weighting for Tamara D. Fischer	Weighting for Steven B. Treadwell	Weighting for Brandon S. Togashi	Threshold	Target	Maximum	Actual
Same-Store NOI Growth	20%	20%	25%	20%	2.5%	3.0%	3.5%	5.0%
Core FFO per Share	35%	35%	30%	25%	$1.48	$1.50	$1.52	$1.54
Net Acquisitions Volume ($ millions)(1)	25%	20%	20%	20%	$297.5	$407.5	$517.5	$440.4
Cash G&A Expense (% of revenues)(2)	10%	10%	5%	5%	7.50%	7.35%	7.20%	7.26%
Individual Based Goals	10%	15%	20%	30%	—	—	—	—
(1) With respect to the net acquisitions volume metric, the acquisition volume of $440.4 million for 2019 reflects the aggregate value of our investments in acquisitions (both wholly-owned and through joint ventures) less the aggregate value of our dispositions (both wholly-owned and through our joint ventures).
(2) Calculated as the Company's total cash G&A expense divided by the sum of NSA's total revenue plus revenue of its joint ventures (which total revenue amount excludes adjustments for bad debt expense and fees paid by the Company's joint ventures and includes the Company's share of tenant insurance revenues).

The operating metrics set forth above are used for the limited purpose described above and should not be understood to be statements of management’s expectations of our future results or other guidance. Investors should not apply these metrics in any other context.
The following table shows the threshold, target and maximum incentive cash bonus opportunities that were available to each of our Named Executive Officers for 2019 as a percentage of their base salary, as well as the actual bonus earned for the year ended December 31, 2019. Whether any of the threshold, target or maximum bonus levels were attained was determined by our CNCG Committee based on achievement and weighting of the criteria set forth in the table above.

2019 Incentive Cash Bonus Percentage Levels
Executive	Threshold	Target	Maximum	Actual	Actual as a Percentage of Target
Arlen D. Nordhagen	$275,000	$550,000	$825,000	$756,944	138%
Tamara D. Fischer	185,000	370,000	555,000	516,116	139%
Steven B. Treadwell	150,000	300,000	450,000	401,223	134%
Brandon S. Togashi	75,000	150,000	225,000	208,936	139%

        Long-Term Equity Incentive Compensation
Our CNCG Committee believes that a substantial portion of each Named Executive Officer's compensation should be in the form of long-term equity incentive compensation because equity incentive awards:
•Encourage management to create shareholder value over the long-term;
•Promote management retention because full vesting of the awards generally requires continued employment for multiple years; and
•Encourage Company growth and the achievement of our business strategies that can take more than one year to execute when they are tied to specific performance criteria.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	52

Long-term equity incentive compensation may be granted in many forms under our Equity Incentive Plan, including restricted shares and LTIP units, representing a class of partnership interests in our operating partnership, and other equity awards. For a further description of such awards, see "–Awards Under the Plan" below. We currently use LTIP unit awards in connection with our executive compensation program.
Our long-term equity incentive compensation framework is designed to align the interests of the Company's Named Executive Officers with those of the Company's shareholders in a multi-year pay-for-performance structure utilizing both performance-based and time-based LTIP unit awards. The awards are structured to reward, among other things, favorable shareholder returns, the Company’s competitive position within its segment of the real estate industry, and each Named Executive Officer's contributions to the Company. For each long-term incentive grant in 2019, 40% of the target dollar value of the award is time-based, and the remaining 60% is performance-based.

100% of target dollar value of LTIP unit award	60% Performance-Based	50% 3-Year Relative TSR versus MSCI US REIT Index ("MSCI Component")
		50% 3-Year Relative TSR of Public Company Self Storage Peers ("Storage Peer Component")

		3-YEAR CLIFF VESTING IF FUTURE RELATIVE PERFORMANCE IS MET
			MSCI Component(1)		Storage Peer Component(2)
		Result	Percentage of Target to Vest(3)	MSCI US REIT Index Percentile	Percentage of Target to Vest(3)	Public Company Self Storage Peers TSR
		Minimum	—	Below 35th Percentile	—	Less than 4th Place
		Threshold	50%	35th Percentile	50%	4th Place
		Target	100%	55th Percentile	100%	2nd or 3rd Place
		Maximum	200%	75th Percentile	200%	1st Place
	40% Time-Based
		3-YEAR VESTING PERIOD - 1/3 OF THE AWARD VESTING EACH YEAR
		–Vesting occurs each January 1 beginning in the first calendar year following the date of grant
		–Vesting subject to continued employment of the Named Executive Officer

(1) The MSCI Component represents 50% of the total performance-based LTIP unit awards.
(2) The Storage Peer Component represents 50% of the total performance-based LTIP unit awards. As of December 31, 2019, there were five public company self storage peers, including us.
(3) Represents the percentage of target dollar value of the portion of the total performance-based LTIP unit award relating to this metric.

The performance-based LTIP unit awards granted to our Named Executive Officers in 2019 represent the maximum amount of LTIP units that can vest contingent upon the achievement of performance criteria during the period between January 1, 2019 and December 31, 2021 (the "performance period"), which is based on the Company's TSR relative to the TSR of the companies in the MSCI US REIT Index and to the TSR of its public company peers in the self storage industry. If the Company TSR is between threshold and target, or target and maximum, performance with respect to the MSCI US REIT Index, then the percentage of the MSCI Component to vest will be determined by linear interpolation between the threshold and target, or target and maximum, amounts. If the Company's TSR during the performance period relative to the TSR of the companies in the MSCI US REIT Index equals or exceeds the 75th percentile, or if our TSR ranks in 1st place among our public company peers in the

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	53

self storage industry, each Named Executive Officer will earn 200% of the target amount of MSCI Component or Storage Peer Component, as applicable. If the threshold level of performance is not achieved with respect to a criterion, such that our TSR during the performance period relative to the TSR of the companies in the MSCI US REIT Index is less than the 35th percentile or that our TSR ranks below 4th place among our public company peers in the self storage industry, then none of the performance-based awards will vest with respect to that criterion.

The Company must perform above average as compared to the MSCI US REIT Index in order to achieve target payout for that element of the LTIP unit award

We have focused on the Company’s TSR performance relative to the TSR of our peers in the self storage industry, because TSR achievement is a particularly useful metric for ensuring that our executives are thinking about the interests of our shareholders as they execute on our business plans.
During the vesting period for the performance-based LTIP units, each Named Executive Officer will be entitled to receive interim distributions with respect to each performance-based LTIP unit at the maximum level equal to 10% of the distributions paid to a holder of an equal number of OP units. Upon vesting, each Named Executive Officer will be entitled to receive full distributions payable in cash on each such performance-based LTIP unit earned equal to the distributions payable during the vesting period on an equal number of OP units less the amount of interim distributions already paid. Thereafter, each Named Executive Officer will be entitled to receive distributions on each vested LTIP unit equal to the distributions paid to a holder of an OP unit as distributions on OP units are made.

During the vesting period for time-based LTIP units, each Named Executive Officer will be entitled to receive distributions with respect to each time-based LTIP unit equal to each distribution paid to a holder of an OP unit as distributions on OP units are made.

If a Named Executive Officer's employment is terminated by us without "cause" or by the Named Executive Officer for "good reason" (each as defined in the applicable employment agreement), or by reason of the Named Executive Officer's death or "disability" (as defined in the applicable employment agreement) prior to the completion of the vesting period, then:

•in the case of a termination by us without "cause" or by the Named Executive Officer for "good reason", 100% of the unvested LTIP awards held by the Named Executive Officer will become fully vested and free of restrictions.
•in the case of a termination due to death or disability, the following vesting terms ("Death or Disability Vesting Terms") apply with respect to outstanding unvested awards held by the Named Executive Officer:
◦with respect to outstanding unvested time-based share awards, a prorated portion (based on the number of days of employment since the immediately preceding January 1st until the date of death or disability, as applicable, over 365) of such awards that would have vested on the next vesting date applicable to such awards will become vested and free of restrictions and any remaining portion of such awards will be forfeited; and
◦with respect to outstanding unvested performance-based share awards, such awards shall vest as set forth in the applicable award agreements underlying such awards, as follows: a prorated portion of any unvested performance-based LTIP unit awards will vest based on the applicable number of days worked in each applicable three-year performance period over 1,095 as set forth in each LTIP unit award agreement, except in the event that a termination of service as described above follows a change of control which occurs more than eighteen (18) months after the beginning of the performance period, in which case all outstanding performance-based LTIP units for such performance period will vest without being subject to proration in accordance with the

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	54

calculation set forth in the LTIP unit award agreements. For more information, see "Employment Agreements" herein.

The following table summarizes the minimum, threshold, target and maximum number of performance-based LTIP unit awards granted in 2019 that may be earned by each Named Executive Officer contingent upon performance between January 1, 2019 and December 31, 2021 and the total number of time-based awards granted in 2019 that each Named Executive Officer may earn by January 1, 2022:

Named Executive Officer	Performance-based Award(1)				Time-based Award(2)
	Minimum	Threshold	Target	Maximum
Arlen D. Nordhagen	—	10,182	20,363	40,726	15,269
Tamara D. Fischer	—	8,570	17,138	34,275	12,850
Steven B. Treadwell	—	5,193	10,384	20,767	7,786
Brandon S. Togashi	—	2,622	5,243	10,484	3,931
(1) For each level of performance, the number of units shown in the table above assumes that the same level of performance is achieved for both the MSCI Component and the Storage Peer Component.
(2) On January 1, 2020, one-third of the time-based awards set forth in this column vested. The remaining two-thirds are scheduled to vest in equal annual installments on January 1, 2021 and January 1, 2022, respectively, subject to the continued employment of the Named Executive Officer.

During the performance period from January 1, 2017 through December 31, 2019, the Company's 3-year relative TSR ranked in the 88th percentile as compared to the TSR of companies in the MSCI US REIT Index and in 1st place as compared to the TSR of its public company peers in the self storage industry. The following table summarizes the actual number of performance-based LTIP unit awards that vested on January 1, 2020 as a result of that performance during the performance period from January 1, 2017 through December 31, 2019.

Named Executive Officer	Performance-based Award Units Vested on January 1, 2020
Arlen D. Nordhagen	50,158
Tamara D. Fischer	22,800
Steven B. Treadwell	11,401
Brandon S. Togashi	6,515

EQUITY INCENTIVE PLAN
Our Equity Incentive Plan allows for grants of share options, restricted Common Shares, phantom shares, dividend equivalent rights, LTIP units and other restricted limited partnership units issued by our operating partnership and other equity-based awards.
Our Equity Incentive Plan is administered by our CNCG Committee. The CNCG Committee consists solely of independent trustees, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee trustee.
For additional information about our Equity Incentive Plan, see "–Equity Compensation Plan Information" below.
AVAILABLE SHARES
Our Equity Incentive Plan provides for grants of share options, restricted Common Shares, phantom shares, dividend equivalent rights, LTIP units and other restricted limited partnership units issued by our operating

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	55

partnership and other equity-based awards in a quantity up to an aggregate of 5% of the Common Shares issued and outstanding from time to time on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities, including OP units and subordinated performance units, into Common Shares). If an award granted under our Equity Incentive Plan expires, is forfeited or terminates, the Common Shares subject to any portion of the award that expires, is forfeited or terminates without having been exercised or paid, as the case may be, will again become available for issuance of additional awards. Unless previously terminated by our board of trustees, no new award may be granted under our Equity Incentive Plan after April 18, 2025.
AWARDS UNDER THE PLAN
        Restricted Shares
A restricted share award is an award of Common Shares that are subject to forfeiture, vesting schedules, restrictions on transferability and such other restrictions as our CNCG Committee may impose at the date of grant. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our CNCG Committee may determine. Generally, a participant granted restricted Common Shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted Common Shares. Although dividends will be paid on restricted Common Shares, whether or not vested, at the same rate and on the same date as on our Common Shares (unless otherwise provided in an award agreement), holders of restricted Common Shares are prohibited from selling such shares until they vest.
        Dividend Equivalents
A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or Common Shares) of dividends paid on Common Shares otherwise subject to an award. Our CNCG Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional Common Shares. Our CNCG Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.
        LTIP Units
LTIP units are a special class of partnership interest in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one Common Share under the Equity Incentive Plan and will reduce the total number of equity awards available under the plan on a one-for-one basis. The vesting period for LTIP units, if any, will be determined at the time of issuance. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders. Upon equalization of the capital accounts of the holders of LTIP units with other holders of OP units, the LTIP units will achieve full parity with OP units of our operating partnership for all purposes, including with respect to liquidating distributions. For LTIP units granted under our prior equity incentive plan ("Prior Incentive Plan") or our current Equity Incentive Plan, upon reaching parity (or, under the current Equity Incentive Plan, earlier if provided under the individual award agreement), holders of LTIP units will be entitled to receive distributions from our operating partnership in the same amounts as those made on our Common Shares whether or not such LTIP units are vested. If such parity is reached, vested LTIP units may be converted into an equal number of OP units, and thereafter enjoy all the rights of OP units. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that will be realized for a given number of vested LTIP units will be less than the value of an equal number of Common Shares.
        Other Equity-Based Awards
Our Equity Incentive Plan authorizes the granting of other awards based upon our Common Shares (including share options, phantom shares, and securities convertible into Common Shares), subject to terms and conditions established at the time of grant.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	56

We have filed with the SEC a Registration Statement on Form S-8 registering the offer and sale of our Common Shares issuable under our Equity Incentive Plan.
CHANGE IN CONTROL
Under our Equity Incentive Plan, a change in control is defined as the occurrence of any of the following events: (1) the acquisition of more than 50% of our then outstanding Common Shares or the combined voting power of our outstanding securities by any person; (2) the sale or disposition of all or substantially all of our assets, other than certain sales and dispositions to entities owned by our shareholders; (3) a merger, consolidation, conversion, or statutory share exchange where our shareholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (4) during any consecutive 24 calendar month period, the members of our board of trustees at the beginning of such period, the "Incumbent Trustees," cease for any reason (other than due to death) to constitute at least a majority of the members of our board of trustees (for these purposes, any trustee whose election or nomination for election was approved or ratified by a vote of at least a majority of the Incumbent Trustees shall be deemed to be an Incumbent Trustee); or (5) shareholder approval of a plan or proposal for our liquidation or dissolution.
Upon a change in control, awards may be subject to accelerated automatic or conditional accelerated vesting depending on the terms of the grant agreement establishing the award. In addition, the CNCG Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the CNCG Committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).
AMENDMENTS AND TERMINATION
Our board of trustees may amend, suspend, alter or discontinue our Equity Incentive Plan but cannot take any action that would impair the rights of an award recipient with respect to an award previously granted without such award recipient's consent unless such amendments are required in order to comply with applicable laws. Our board of trustees may not amend our Equity Incentive Plan without shareholder approval in any case in which amendment in the absence of such approval would cause our Equity Incentive Plan to fail to comply with any applicable legal requirement or applicable exchange or similar requirement, such as an amendment that would:
•other than through adjustment as provided in our Equity Incentive Plan, increase the total number of Common Shares reserved for issuance under our Equity Incentive Plan;
•materially expand the class of trustees, officers, employees, consultants and advisors eligible to participate in our Equity Incentive Plan;
•reprice any share options under our Equity Incentive Plan; or
•otherwise require such approval.
EMPLOYMENT AGREEMENTS
We have entered into employment agreements with our Named Executive Officers. Each employment agreement provides for a one year term, with automatic one-year extensions thereafter unless either party provides at least 90 days' notice of non-renewal. These employment agreements require our Named Executive Officers to devote substantially all of their time to our affairs.
The employment agreements provide for:
•a specified minimum annual base salary, subject to increases at the discretion of our board of trustees or the CNCG Committee;
•eligibility for annual cash performance bonuses based on the satisfaction of performance goals established by our board of trustees or our CNCG Committee, which will be awarded at the discretion of our CNCG Committee;

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	57

•participation in our Equity Incentive Plan, as well as other incentive, savings and retirement plans applicable generally to Named Executive Officers; and
•medical and other group welfare plan coverage and fringe benefits provided to our Named Executive Officers.
In addition, our Named Executive Officers are eligible for regular, annual grants under our Equity Incentive Plan.
Under the employment agreements, if a Named Executive Officer's employment is terminated by us without "cause" or by the Named Executive Officer for "good reason" (each as defined in the applicable employment agreement)(where good reason includes as a result of the Company's notice of non-renewal of the employment term), the Named Executive Officer will be entitled to the following severance payments and benefits, subject to the execution and non-revocation of a general release of claims:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•an amount equal to the sum of the Named Executive Officer's then-current annual base salary plus the greater of the annual average bonus over the prior two years (or such fewer years with respect to which the Named Executive Officer received an annual bonus) and the Named Executive Officer's target annual bonus for the year of termination, multiplied by the applicable multiple set forth below for each Named Executive Officer;

Named Executive Officer	Multiple During 2019	Multiple for 2020[1]
Arlen D. Nordhagen	3	3
Tamara D. Fischer	2	3
Steven B Treadwell	1	1
David Cramer	-	2
Brandon S. Togashi	1	2
(1) For Ms. Fischer and Mr. Togashi, these changes became effective January 1, 2020. Mr. Treadwell resigned as executive vice president and chief operating officer effective March 31, 2020 to pursue other interests. Mr. Cramer was appointed to that role effective April 1, 2020.
•health benefits for the Named Executive Officer and eligible family members for two years following the Named Executive Officer's termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the Named Executive Officer receives comparable benefits from a subsequent employer; and
•100% of the unvested shares or share-based awards held by the Named Executive Officer will become fully vested and/or exercisable.
Each employment agreement also provides that each Named Executive Officer, or his or her estate, will be entitled to certain severance benefits in the event of death or disability. Specifically, each Named Executive Officer or, in the event of such person's death, his or her beneficiaries will receive:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•prorated annual bonus for the year in which the termination occurs;
•health benefits for the Named Executive Officer and/or eligible family members for two years following the Named Executive Officer's termination of employment at the same level as in effect immediately preceding the Named Executive Officer's death or disability; and

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	58

•for all outstanding unvested share awards held by the Named Executive Officer, the Death or Disability Terms shall apply. For information about the Death or Disability Terms, see "Compensation Discussion and Analysis–Elements of our Compensation Program–Long-Term Equity Incentive Compensation."
The employment agreements also define "good reason" following a change-in-control (as defined in the applicable employment agreement), and provide for 100% of the unvested shares (or share-based awards) held by the Named Executive Officer to become fully vested and/or exercisable if the Named Executive Officer's employment is terminated by our Company without cause or if the Named Executive Officer quits for "good reason" following the effective date of a change in control.
The employment agreements also contain standard confidentiality provisions, which apply indefinitely, and both non-competition and non-solicitation provisions, which apply during the term of the employment agreements and for a period of six months following termination of employment.
EMPLOYEE BENEFITS
We have a tax-qualified 401(k) Retirement Savings Plan, or the 401(k) plan. All eligible employees are able to participate in our 401(k) plan, including our Named Executive Officers. We provide this plan to enable our employees to save some amount of their cash compensation for retirement in a tax efficient manner. Under our 401(k) plan, employees are eligible to defer a portion of their salary, and we currently match a portion of each eligible employee's contributions. We do not intend to provide an option for our employees to invest in our Common Shares through our 401(k) plan.
PERQUISITES AND OTHER PERSONAL BENEFITS
We provide no perquisites or other personal benefits to our Named Executive Officers, except as disclosed under "–Summary Compensation Table" below.
CLAWBACK POLICY
We have adopted a formal clawback policy, which allows us to recoup incentive compensation paid to officers covered by the policy based on financial results that are subsequently restated. Our CNCG Committee intends to periodically review this clawback policy and, as appropriate, conform it to any applicable final rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.
MINIMUM EQUITY OWNERSHIP GUIDELINES
We have adopted robust minimum equity ownership guidelines that require each Named Executive Officer and each independent trustee to maintain a minimum number of Common Shares (including OP units and LTIP units) having a market value equal to a specified multiple of the individual's annual base salary (in the case of our Named Executive Officers) or annual cash compensation (in the case of our independent trustees) as specified below. Each person covered by the policy is required to meet these requirements within five years after the date that they became subject to the policy (or, if the requirements increase due to a change in position of employment, any incremental increase in the required ownership level must be satisfied within five years after the change in position has become effective). The CNCG Committee annually reviews progress toward achieving these ownership levels. As of March 31, 2020, each Named Executive Officer and each independent trustee was in compliance with the minimum equity ownership guidelines.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	59

Position/Individual Subject to Guidelines	Requirement During 2019(1)	Requirement During 2020(1)
Mr. Nordhagen	6x	6x
Ms. Fischer	3x	5x
Mr. Togashi	2x	3x
Mr. Treadwell(2)	2x	2x
Mr. Cramer(2)	—	3x
Independent Trustees	5x	5x
(1) Expressed as a multiple of annual base salary for Named Executive Officers and annual cash compensation for independent trustees (without regard to whether such annual cash compensation is taken in equity).
(2) Mr. Treadwell resigned as executive vice president and chief operating officer effective March 31, 2020. Mr. Cramer was appointed to that role effective April 1, 2020.

POLICY ON HEDGING TRANSACTIONS
We prohibit our Named Executive Officers, our trustees, our employees who are located at our corporate headquarters and hold a position at or above the director level, our PRO advisory committee members, and other PRO employees whom we consider to hold the most senior PRO operations and finance position(s), from engaging in hedging transactions involving Company securities (which includes any securities issued by, or convertible or exchangable for securities issued by, the Company or our subsidiaries.) Prohibited hedging transactions include the use of financial instruments such as puts, calls, prepaid variable forward contracts, equity swaps, short sales, collars and exchange funds. This prevents such persons from continuing to own Company securities without having the full risks and rewards of ownership, which could cause such persons to have objectives that are not aligned with the Company's other shareholders.
TAX GROSS-UP PAYMENTS
We do not provide any gross-up or similar payments to our Named Executive Officers. According to their employment agreements, if any payments or benefits to be paid or provided to any Named Executive Officer would be subject to "golden parachute" excise taxes under Section 4999 of the Code, the Named Executive Officer's payments and benefits under his or her employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the Named Executive Officer.
TAX IMPLICATIONS - DEDUCTIBILITY OF NAMED EXECUTIVE OFFICER COMPENSATION
Section 162(m) of the Code limits the deductibility on the Company’s tax return of compensation over $1 million to any of the chief executive officer and the two most highly-compensated executive officers of the Company other than the chief executive officer. Section 162(m) has historically contained an exception for compensation paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's shareholders; however, this exception was eliminated for tax years beginning on or after January 1, 2018. Although the performance-based exception under Section 162(m) was repealed for taxable years beginning after December 31, 2017, performance-based awards that were granted on or before November 2, 2017 or compensation to be paid pursuant to binding written contracts that were in effect on November 2, 2017 and that have not been materially modified after that date will, in many circumstances, remain eligible for the performance-based exemption. The Company believes that, because it has elected and believes it has qualified as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that is not deductible under Section 162(m) will generally not affect the Company’s net income in any material amount. Our CNCG Committee’s compensation policy and practices therefore are not directly guided by considerations relating to Section 162(m).

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	60

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS
Our CNCG Committee has discussed the concept of risk as it relates to our compensation programs with management and FPL, and our CNCG Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking.
CNCG COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our CNCG Committee is a current or former officer or employee of ours or any of our subsidiaries. None of our Named Executive Officers serves as a member of the board of trustees or CNCG Committee of any company that has one or more of its executive officers serving as a member of our board of trustees or CNCG Committee.
PAY RATIO

Pursuant to SEC rules, we are disclosing the ratio of the annual total compensation of our chief executive officer, who as of December 31, 2019 was Mr. Nordhagen, to that of our median employee.
To identify our median employee:
•We included all of our employees in the analysis (other than Mr. Nordhagen), including full-time, part-time and seasonal employees, who were employed by us on December 31, 2019.
•We reviewed the 2019 total W-2 compensation for all of our employees, subject to certain adjustments as described below.
•Due to the rate of turnover in store employee positions that is customary for the industry, we approximated W-2 wages for our employees who were employed by us for less than a full year by annualizing the compensation of those full-time and part-time employees. The annualized compensation of hourly employees was calculated based upon a 2,080 hour year for full-time employees and a 1,040 hour year for part-time employees.
•We did not make any other assumptions, adjustments or estimates with respect to total W-2 compensation and did not apply any cost of living adjustments.
Our median employee for 2019 is one of our on-site property managers, who is paid on an hourly basis and was employed with us for the entire 2019 year, and the pay ratio for 2019 is set forth below.

Median of the annual total compensation of our employees (other than Mr. Nordhagen)	$29,830
Annual total compensation for Mr. Nordhagen set forth in the Summary Compensation Table below	$2,278,144
Our chief executive officer to median employee pay ratio	76 to 1

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	61

COMPENSATION COMMITTEE REPORT

The CNCG Committee evaluates and establishes compensation for our Named Executive Officers and administers our Equity Incentive Plan. While management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the CNCG Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. The CNCG Committee is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the CNCG Committee with regard to executive compensation. The CNCG Committee recommended to our board of trustees that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

George L. Chapman, Chair
Paul W. Hylbert, Jr.
Chad L. Meisinger

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) "soliciting material" or "filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

SUMMARY COMPENSATION TABLE
The following table summarizes the annual compensation received by our Named Executive Officers in the years ended December 31, 2019, 2018 and 2017.

Name and Principal Positions	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	Stock Awards		All Other Compensation(1)	Total
Arlen D. Nordhagen, Executive Chairman (formerly our Chief Executive Officer)(2)(3)	2019	$500,000	$—	$756,944	$1,010,000	(4)	$11,200	2,278,144
	2018	495,000	—	634,167	900,000		11,000	2,040,167
	2017	495,000	—	493,880	1,914,556		10,800	2,914,236
Tamara D. Fischer, President and Chief Executive Officer (formerly our President, Chief Financial Officer, Treasurer and Secretary(3)	2019	370,000	—	516,116	850,000	(4)	11,200	1,747,316
	2018	340,000	—	439,733	750,000		11,000	1,540,733
	2017	315,000	—	268,229	912,500		8,766	1,504,495
Steven B. Treadwell, Executive Vice President, Chief Operating Officer, President, National Storage Affiliates Management Company(3)	2019	335,000	—	401,223	515,000	(4)	11,200	1,262,423
	2018	290,000	—	322,400	400,000		11,000	1,023,400
	2017	250,000	—	185,160	417,708		13,562	866,430
Brandon S. Togashi, Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (formerly our Senior Vice President and Chief Accounting Officer)(3)	2019	250,000	—	208,936	260,000	(4)	11,200	730,136
	2018	235,000	—	164,400	220,000		11,000	630,400
	2017	210,000	—	119,002	274,551		8,298	611,851
(1) Other compensation for 2019 comprises the value of each Named Executive Officer's 401(k) employer matching contribution.
(2) Excludes consideration paid to Mr. Nordhagen or entities controlled by him in connection with the contribution of self storage properties. For additional information, see "Certain Relationships and Related Transactions."
(3) On January 1, 2020, Ms. Fischer, who had previously been our president and chief financial officer, was elevated to the positions of president and chief executive officer and Mr. Togashi, who had previously been our chief accounting officer, was elevated to the positions

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	62

of chief accounting officer and chief financial officer. In connection with these appointments, Mr. Nordhagen, who had previously been our chief executive officer, was elevated to the position of executive chairman. On February 24, 2020, Mr. Treadwell, who had previously been our chief operating officer, notified us of his resignation to pursue other interests, which became effective on March 31, 2020. Effective on April 1, 2020, David Cramer, who had previously served as the president and chief executive officer of SecurCare, was appointed as our new chief operating officer.
(4) Reflects the aggregate grant date fair value of LTIP unit awards granted to each of our Named Executive Officers in accordance with ASC Topic 718 based upon (i) $26.46 per unit for the time-based awards granted on January 1, 2019 to Mr. Nordhagen ($404,000), Ms. Fischer ($340,000), Mr. Treadwell ($206,000) and Mr. Togashi ($104,000) in connection with our long-term equity incentive plan and (ii) $29.76 per unit for the performance-based awards granted on January 1, 2019 to Mr. Nordhagen ($606,000), Ms. Fischer ($510,000), Mr. Treadwell ($309,000) and Mr. Togashi ($156,000) in connection with our long-term equity incentive plan, which represents the number of units and value of the awards at their target levels on the grant date. The number and value of the performance-based awards granted on January 1, 2019 at their maximum levels on the grant date in accordance with ASC Topic 718 based upon $29.76 per unit is as follows: Mr. Nordhagen - 40,726 units ($1,212,000), Ms. Fischer - 34,275 ($1,020,000), Mr. Treadwell - 20,767 ($618,000) and Mr. Togashi - 10,484 ($312,000). The assumptions used to calculate the grant date value of share awards are set forth under Note 9 of the Notes to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 26, 2020. For additional information, including the maximum level of such awards, see "Compensation Discussion and Analysis–Elements of our Compensation Program–Long-Term Equity Incentive Compensation" above.

2019 GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information with respect to each grant of a plan-based award made to a Named Executive Officer in the fiscal year ended December 31, 2019. The following table reflects (i) under estimated future payouts under non-equity incentive plan awards, the threshold, target, and maximum performance goals under our 2019 annual incentive cash bonus program, (ii) under estimated future payouts under equity incentive plan awards, the threshold, target and maximum amount of LTIP unit awards granted to a Named Executive Officer that can vest contingent upon the achievement of performance criteria over a three-year performance period pursuant to the performance-based component of our long-term equity incentive plan, (iii) under all other share awards, the time-based LTIP unit awards granted in 2019 pursuant to our long-term equity incentive plan, and (iv) the grant date fair value of such awards. For additional information, see "Compensation Discussion and Analysis–Elements of our Compensation Program" above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares or Units (#)	Grant Date Fair Value of Share Awards ($)(3)
Name	Grant Date	Date of CNCG Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arlen D. Nordhagen	—	—	$275,000	$550,000	$825,000	—	—	—	—	$—
	1/1/19	11/14/18	—	—	—	10,182	20,363	40,726	15,269	1,010,000
Tamara D. Fischer	—	—	185,000	370,000	555,000	—	—	—	—	—
	1/1/19	11/14/18	—	—	—	8,570	17,138	34,275	12,850	850,000
Steven B. Treadwell	—	—	150,000	300,000	450,000	—	—	—	—	—
	1/1/19	11/14/18	—	—	—	5,193	10,384	20,767	7,786	515,000
Brandon S. Togashi	—	—	75,000	150,000	225,000	—	—	—	—	—
	1/1/19	11/14/18	—	—	—	2,622	5,243	10,484	3,931	260,000

(1) Our CNCG Committee determined annual cash incentive compensation for our Named Executive Officers in respect of the achievement of performance goals during fiscal year 2019 (paid in March 2020) as follows: Mr. Nordhagen - $756,944, Ms. Fischer - $516,116, Mr. Treadwell - $401,223 and Mr. Togashi - $208,936 based on the business performance of our Company and each executive's individual goals during the 2019 fiscal year, as described above in "Compensation Discussion and Analysis–Elements of our Compensation Program–Annual Incentive Cash Bonus Payments." These cash awards are reflected in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation" above.
(2)  The second row for each Named Executive Officer reflects (i) the threshold, target and maximum amounts of performance-based LTIP unit awards under the heading "Estimated Future Payouts Under Equity Incentive Plan Awards" and (ii) time-based LTIP unit awards under the heading "All Other Share Awards: Number of Shares or Units" granted on January 1, 2019 under our long-term equity incentive plan as described above in "Compensation Discussion and Analysis–Elements of our Compensation Program–Long-Term Equity Incentive Compensation."

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	63

(3) Reflects the aggregate grant date fair value in accordance with ASC Topic 718 based upon (i) $26.46 per unit for the time-based awards granted on January 1, 2019 in connection with our long-term equity incentive plan and (ii) $29.76 per unit for the performance-based awards granted on January 1, 2019 in connection with our long-term equity incentive plan, which represents the number of units and value of the awards at their target levels on the grant date. The assumptions used to calculate the grant date value of equity-based awards are set forth under Note 9 of the Notes to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 26, 2020.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2019
The following table summarizes all outstanding equity awards held by our Named Executive Officers on December 31, 2019.

	Stock Awards(1)
Name	Number of Shares or Units That Have Not Vested (#)(2)	Market Value of Shares or Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(3)
Arlen D. Nordhagen	45,429	$1,527,323	118,250	$3,975,565
Tamara D. Fischer	31,314	1,052,777	79,881	2,685,599
Steven B. Treadwell	16,789	564,446	44,331	1,490,408
Brandon S. Togashi	9,468	318,314	23,689	796,424

(1) The option award columns are omitted because the Company has no outstanding option awards.
(2) Consists of compensatory time-based LTIP unit awards granted to Mr. Nordhagen, Ms. Fischer, Mr. Treadwell and Mr. Togashi which had not vested as of December 31, 2019. Of these grants to Mr. Nordhagen, 29,748 vested on January 1, 2020, 10,592 are scheduled to vest on January 1, 2021, and 5,089 are scheduled to vest on January 1, 2022, subject to continued employment. Of these grants to Ms. Fischer, 18,163 vested on January 1, 2020, 8,868 are scheduled to vest on January 1, 2021, and 4,283 are scheduled to vest on January 1, 2022, subject to continued employment. Of these grants to Mr. Treadwell, 9,154 vested on January 1, 2020, 5,040 are scheduled to vest on January 1, 2021, and 2,595 are scheduled to vest on January 1, 2022, subject to continued employment. Of these grants to Mr. Togashi, 5,503 vested on January 1, 2020, 2,655 are scheduled to vest on January 1, 2021, and 1,310 are scheduled to vest on January 1, 2022, subject to continued employment.
(3)  The market value shown is based on the closing price of our common shares on the New York Stock Exchange of $33.62 per share as of December 31, 2019.
(4)  Consists of compensatory performance-based LTIP unit awards granted to Mr. Nordhagen, Ms. Fischer, Mr. Treadwell and Mr. Togashi which had not vested as of December 31, 2019. The number of unearned performance-based LTIP unit awards represents (i) the actual number of LTIP units that vested on January 1, 2020 upon the achievement of performance criteria during the period between January 1, 2017 and December 31, 2019 as follows: Mr. Nordhagen - 50,158, Ms. Fischer - 22,800, Mr. Treadwell - 11,401 and Mr. Togashi - 6,515, (ii) the maximum amount of LTIP units that can vest on January 1, 2021 contingent upon the achievement of performance criteria during the period between January 1, 2018 and December 31, 2020 as follows: Mr. Nordhagen - 27,366, Ms. Fischer - 22,806, Mr. Treadwell - 12,163, and Mr. Togashi - 6,690, and (iii) the maximum amount of LTIP units that can vest on January 1, 2022 contingent upon the achievement of performance criteria during the period between January 1, 2019 and December 31, 2021 as follows: Mr. Nordhagen - 40,726, Ms. Fischer - 34,275, Mr. Treadwell - 20,767 and Mr. Togashi - 10,484. For more information about the performance criteria, see "Compensation Discussion and Analysis–Elements of our Compensation Program–Long-Term Equity Incentive Compensation."

EQUITY COMPENSATION PLAN INFORMATION
Our Equity Incentive Plan authorizes our CNCG Committee to grant share options, restricted Common Shares, phantom shares, dividend equivalent rights, LTIP units and other restricted limited partnership units issued by our operating partnership and other equity-based awards up to an aggregate of 5% of the Common Shares issued and outstanding from time to time on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities, including OP units and LTIP units, into Common Shares). In connection with our IPO, we terminated our operating partnership's Prior Incentive Plan but the awards granted thereunder remained outstanding after its termination. For additional information about our Equity Incentive Plan, see "–Equity Incentive Plan" above.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	64

The following table presents certain information about our equity compensation plans as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted average exercise price of outstanding options warrants and rights	Number of securities remaining available at fiscal year‑end for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	N/A	N/A	4,927,852
Equity Compensation plans not approved by shareholders	—	—	—
Total	N/A	N/A	4,927,852

(1) The number of securities remaining available for issuance under our equity compensation plans as of December 31, 2019 as indicated in column (c) in the table above is equal to 5,760,513 securities, which is the total number of securities available to us under our Equity Incentive Plan as of December 31, 2019 to make grants of share options, restricted Common Shares, phantom shares, dividend equivalent rights, LTIP units and other restricted limited partnership units issued by our operating partnership and other equity-based awards less 832,661 (including 12,784 securities that were previously awarded under the Equity Incentive Plan but have been forfeited), which is the number of securities that have been issued (but not forfeited) under our Equity Incentive Plan. Our Equity Incentive Plan provides for grants of equity awards up to, in the aggregate, the equivalent of 5% of the issued and outstanding Common Shares from time to time on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities into Common Shares) at the time of the award. We estimate that the number of Common Shares issued and outstanding on a fully diluted basis is equal to 115,210,250. This is comprised of 59,659,108 Common Shares issued and outstanding as of December 31, 2019 and up to 55,551,142 Common Shares issuable directly or indirectly upon conversion or exchange of the outstanding units in our operating partnership and certain of its subsidiaries as of December 31, 2019, assuming that all such units are convertible into or exchangeable for Common Shares directly or indirectly on a one for one basis, in the case of OP units, OP units in one or more subsidiaries of our operating partnership ("DownREIT OP units") and LTIP units, and on a 1.48 to one basis, in the case of subordinated performance units and subordinated performance units in one or more subsidiaries of our operating partnership ("DownREIT subordinated performance units"), and that existing lock-up prohibitions on conversions and exchanges do not apply. For additional information on the conversion of subordinated performance units (including DownREIT subordinated performance units) into OP units, see "Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Cash Distributions from our Operating Partnership" in our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC. The actual number of OP units into which subordinated performance units will become convertible may vary significantly from these estimates and will depend upon the conversion formula in effect at the time of conversion. This table excludes 2,474,710 LTIP unit awards granted under our Prior Incentive Plan because our Prior Incentive Plan was terminated in connection with the closing of our IPO. As of December 31, 2019, we did not have any options, warrants or rights to purchase Common Shares outstanding under our equity compensation plans.

OPTION EXERCISES AND SHARES VESTED
We have not awarded any options to our Named Executive Officers and, therefore, there were no option awards outstanding at the fiscal year ended December 31, 2019. The following table summarizes the number of LTIP units held by our Named Executive Officers that vested on the dates set forth below during the fiscal year ended December 31, 2019 and value realized on vesting.

Name	Vesting Date	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Arlen D. Nordhagen	1/1/19	50,704	$1,341,628
Tamara D. Fischer	1/1/19	26,302	695,951
Steven B. Treadwell	1/1/19	10,445	276,375
Brandon S. Togashi	1/1/19	5,559	147,091
(1)Represents the aggregate number of LTIP units that vested in 2019.
(2)The value realized on vesting of the LTIP units is the product of (a) the closing price on the New York Stock Exchange of the Company's common shares on the vesting date (or, if the vesting date was not a trading day, the immediately preceding trading day), multiplied by (b) the number of LTIP units vesting. In each case, the value realized is before payment of any applicable taxes and brokerage commissions, if any.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	65

POTENTIAL PAYMENTS UPON TERMINATION OR FOLLOWING A CHANGE IN CONTROL
As set forth in the Employment Agreements for each of our Named Executive Officers, our Named Executive Officers will be entitled to certain compensation and benefits in the event of a termination of employment. Assuming a termination of employment occurred on December 31, 2019 and a price per share of our common shares on the date of termination of $33.62 (based on the closing price of our common shares on the New York Stock Exchange as of December 31, 2019), the amount of compensation that would have been payable to each Named Executive Officer in each situation is listed in the table below. The amounts shown in the table below are for illustrative purposes only. Actual amounts that would be paid on any termination of employment can only be determined at the time of any actual separation from the Company.

	Estimated Potential Payments Upon Termination or Change of Control
	Base Salary(1) ($)	Annual Bonus(2) ($)	Continued Medical Benefits(3) ($)	Number of Outstanding LTIP Unit Awards That Vest(4) (#)	Total Value of Outstanding LTIP Unit Awards That Vest(4) ($)	Total ($)
Name and Termination Scenario

Arlen D. Nordhagen
- Death or Disability	$20,833	$756,944	$16,920	111,535	$3,749,807	$4,544,504
- Without Cause or for Good Reason(5)	1,520,833	2,406,944	16,920	163,679	5,502,888	9,447,585
- Cause or Resignation(5)	20,833	756,944	—	—	—	777,777

Tamara D. Fischer
- Death or Disability	15,417	516,116	16,920	67,469	2,268,308	2,816,761
- Without Cause or for Good Reason(5)	755,417	1,256,116	16,920	111,195	3,738,736	5,767,189
- Cause or Resignation(5)	15,417	516,116	—	—	—	531,533

Steven B. Treadwell
- Death or Disability	13,958	401,223	16,920	35,521	1,194,216	1,626,317
- Without Cause or for Good Reason(5)	348,958	701,223	16,920	61,120	2,054,854	3,121,955
- Cause or Resignation(5)	13,958	401,223	—	—	—	415,181

Brandon S. Togashi
- Death or Disability	10,417	208,936	16,920	19,936	670,248	906,521
- Without Cause or for Good Reason(5)	260,417	358,936	16,920	33,157	1,114,738	1,751,011
- Cause or Resignation(5)	10,417	208,936	—	—	—	219,353

(1)We pay base salary to each our Named Executive Officers in equal installments twice each month. Accordingly, accrued and unpaid base salary, which is reflected under each termination scenario above for each our Named Executive Officers as of December 31, 2019 is equal to 1/24th of each Named Executive Officers' base salary as set forth above in the Summary Compensation Table. The line item "Without Cause or for Good Reason" also includes an amount equal to the Named Executive Officer's then-current annual base salary multiplied by three for Mr. Nordhagen, by two for Ms. Fischer and by one for each of Mr. Treadwell and Mr. Togashi.
(2)On February 19, 2020, our CNCG Committee determined the bonus awards payable to each of our Named Executive Officers in respect of 2019 performance. Such amounts are also disclosed above in the Summary Compensation Table. The line item "Without Cause or for Good Reason" also includes an amount equal to (i) the target amount of such bonus as set forth in the 2019 Grants of Plan-Based Awards Table above multiplied by three for Mr. Nordhagen, by two for Ms. Fischer and by one for each of Mr. Treadwell and Mr. Togashi, plus (ii) the Named Executive Officer's then-current accrued, but unpaid bonus, as set forth for each of our Named Executive Officers under "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above.
(3)Represents the cost of two years of medical benefits for each Named Executive Officer and/or eligible family members at the same annual level as in effect immediately preceding December 31, 2019.
(4)Reflects the amount and value of unvested LTIP Unit awards that would vest on December 31, 2019, as further described under the Outstanding Equity Awards as Fiscal Year End Table above. The line item "Death or Disability" reflects (i) a prorated portion of the actual time-based awards that vested for each Named Executive Officer on January 1, 2020 based on 364 days of employment over 365, (ii) a prorated portion of the actual performance-based awards that vested for each Named Executive Officer on January 1, 2020 based on 1,094 days of employment over 1,095, (iii) a prorated portion of the maximum amount of LTIP units that can vest on January 1, 2021 contingent upon the achievement of performance criteria during the period between January 1, 2018 and December 31, 2020 based on 729 days of employment over 1,095 and (iv) a prorated portion of the maximum amount of LTIP units that can vest on January 1, 2022 contingent upon

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	66

the achievement of performance criteria during the period between January 1, 2019 and December 31, 2021 based on 364 days of employment over 1,095. Following certain changes of control (as defined in the 2015 Equity Incentive Plan), the performance-based LTIP unit awards under our long-term equity incentive compensation program with less than eighteen (18) months left in the three year performance period will vest without being subject to proration. The line item "Without Cause or for Good Reason" reflects the vesting of all outstanding time-based and performance-based LTIP unit awards. For additional information, see "Compensation Discussion and Analysis–Elements of our Compensation Program–Long-Term Equity Incentive Compensation" above.
(5)The definition of "Good Reason" includes our delivery of a notice of non-renewal to the Named Executive Officer, but does not include the Named Executive Officer's delivery of a notice of non-renewal to us. Following a change in control (as defined in the Equity Incentive Plan), any change in job title or diminution of roles, reporting lines or responsibilities and any reduction in the Named Executive Officer's annual salary or annual bonus potential would be expected to constitute a Good Reason. See "Compensation Discussion and Analysis-Change In Control".

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	67

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our trustees, our Named Executive Officers and holders of more than 10% of any registered class of our equity securities ("10% Holders") to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of our Company.
Based on a review of Section 16(a) reports filed with the SEC during fiscal year 2019 and the written representations from our trustees and our Named Executive Officers, we are not aware of any reporting persons who failed to file on a timely basis Section 16(a) reports during fiscal year 2019 or prior fiscal years other than as set forth below:
•Mr. Hylbert filed one Form 4 late relating to one transaction involving the purchase of Common Shares.
•Mr. Nordhagen filed two Form 4s late relating to four transactions involving the purchase of Common Shares, one transaction involving the purchase of the Company's 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value, and one transaction involving the acquisition of subordinated performance units in our operating partnership.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	68

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MATERIAL BENEFITS TO RELATED PARTIES

Transactions with Mr. Nordhagen
        During the year ended December 31, 2019, we issued 11,100 subordinated performance units to an affiliate of Personal Mini (Mr. Nordhagen has a noncontrolling minority ownership interest in this affiliate of Personal Mini), in exchange for a $0.4 million cash co-investment related to the acquisition of a self storage property from an unrelated third party. Of the cash consideration paid, Mr. Nordhagen's noncontrolling minority interest was approximately $54,000.

In connection with the sourcing and underwriting of eight properties that we acquired as part of our portfolio between January 1, 2019 and December 31, 2019, we paid entities controlled by Mr. Nordhagen $155,000 in cash consideration. Of the cash consideration paid, Mr. Nordhagen’s interest was approximately $81,000, excluding Mr. Nordhagen's respective share of any costs associated with the sourcing and underwriting of acquired properties.

In connection with the sourcing and underwriting of one property that we acquired as part of our portfolio between January 1, 2020 and March 8, 2020, we paid entities controlled by Mr. Nordhagen $25,000 in cash consideration. Of the cash consideration paid, Mr. Nordhagen’s interest was approximately $13,000, excluding Mr. Nordhagen's respective share of any costs associated with the sourcing and underwriting of the acquired property.

See also "—Acquisition of SecurCare Captive Pipeline Property" and "—Internalization and Acquisition of SecurCare and Related Acquisition of DLAN Corporation" below.

Transactions with Mr. Van Mourick
        In connection with the sourcing and underwriting of seven properties that we acquired as part of our portfolio between January 1, 2019 and December 31, 2019, we paid entities in which Mr. Van Mourick has an ownership interest $123,000 in cash consideration. Of the cash consideration paid, Mr. Van Mourick’s interest was approximately $43,000, excluding Mr. Van Mourick's respective share of any costs associated with the sourcing and underwriting of acquired properties.
In connection with the sourcing and underwriting of one property that we acquired as part of our portfolio between January 1, 2020 and March 8, 2020, we paid entities in which Mr. Van Mourick has an ownership interest $25,000 in cash consideration. Of the cash consideration paid, Mr. Van Mourick’s interest was approximately $9,000, excluding Mr. Van Mourick's respective share of any costs associated with the sourcing and underwriting of the acquired properties.

Transactions with Mr. Warren
In connection with the sourcing and underwriting of four properties that we acquired as part of our portfolio between January 1, 2019 and December 31, 2019, we paid an entity, which is 50% owned by Mr. Warren's adult children through a separate entity controlled by Mr. Warren, $85,000 in cash consideration. Mr. Warren does not have any interest in the cash consideration paid.
In connection with the sourcing and underwriting of one property that we acquired as part of our portfolio between January 1, 2020 and March 8, 2020, we paid an entity, which is 50% owned by Mr. Warren's adult children through a separate entity controlled by Mr. Warren, $25,000 in cash consideration. Mr. Warren does not have any interest in the cash consideration paid.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	69

Transactions with Mr. Cramer
In connection with the sourcing and underwriting of eight properties that we acquired as part of our portfolio between January 1, 2019 and December 31, 2019, we paid entities in which Mr. Cramer had an ownership interest $155,000 in cash consideration. Of the cash consideration paid, Mr. Cramer’s interest was approximately $38,000, excluding Mr. Cramer's respective share of any costs associated with the sourcing and underwriting of acquired properties.
In connection with the sourcing and underwriting of one property that we acquired as part of our portfolio between January 1, 2020 and March 8, 2020, we paid entities in which Mr. Cramer had an ownership interest $25,000 in cash consideration. Of the cash consideration paid, Mr. Cramer’s interest was approximately $6,000, excluding Mr. Cramer's respective share of any costs associated with the sourcing and underwriting of the acquired property.
See also "—Acquisition of SecurCare Captive Pipeline Property" and "—Internalization and Acquisition of SecurCare and Related Acquisition of DLAN Corporation" below.
Transactions with Mr. Howard (Former trustee and 5% or greater beneficial owner)
In connection with the sourcing and underwriting of four properties that we acquired as part of our portfolio between January 1, 2019 and December 31, 2019, we paid an entity controlled by Kevin Howard $85,000 in cash consideration. Of the cash consideration paid, Mr. Howard’s interest is approximately $43,000, excluding Mr. Howard's respective share of any costs associated with the sourcing and underwriting of the acquired properties.
In connection with the sourcing and underwriting of one property that we acquired as part of our portfolio between January 1, 2020 and March 8, 2020, we paid an entity controlled by Mr. Howard $25,000 in cash consideration. Of the cash consideration paid, Mr. Howard’s interest was approximately $13,000, excluding Mr. Howard's respective share of any costs associated with the sourcing and underwriting of the acquired property.
Transactions with Mr. Minar (5% or greater beneficial owner)
In connection with the sourcing and underwriting of one property that we acquired as part of our portfolio between January 1, 2019 and December 31, 2019, we paid Guardian Storage Centers, LLC ("Guardian"), one of the Company's PROs, $25,000 in cash consideration. Of the cash consideration paid, John Minar’s interest is approximately $24,000, excluding Mr. Minar's respective share of any costs associated with the sourcing and underwriting of the acquired properties.
In connection with the prior contribution of certain self storage properties by Guardian, the Company's operating partnership entered into certain principal advance agreements with, among others, certain entities controlled by Mr. Minar or in which he has an ownership interest ("Guardian Affiliates"). Pursuant to these agreements, the Guardian Affiliates agreed to advance to the operating partnership their pro rata portion of certain monthly loan principal payments and, in exchange, at the end of each calendar year, the operating partnership or the Company would convert the total monthly loan principal payments made by the Guardian Affiliates during the calendar year into OP units or Common Shares. Pursuant to these agreements, on December 31, 2019, the Company issued an aggregate of 37,770 Common Shares totaling $1.3 million based on the closing price of $33.62 per share for our Common Shares on the New York Stock Exchange on that date. Of this total amount, an entity wholly-owned and controlled by Mr. Minar received 24,560 Common Shares with a value of approximately $0.8 million.
Transactions with Mr. Treadwell
In connection with Mr. Treadwell's resignation to pursue other interests, which was effective as of March 31, 2020, the Company entered into a separation agreement with Mr. Treadwell on March 31, 2020. Consistent with Mr. Treadwell's employment agreement, the Company will pay Mr. Treadwell for accrued but unpaid base salary, short-term incentive cash bonus, and unreimbursed expenses, in each case through the date of termination of Mr. Treadwell's employment, and any benefits provided under the Company’s employee benefit plans upon a termination of employment in accordance with their terms. In exchange, Mr. Treadwell provided the Company with a customary release of claims as well as agreed to customary confidentiality and non-solicitation covenants.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	70

Acquisition of Interest in Reinsurance Company and Related Cash Flows
On June 1, 2019, the Company purchased an approximate 5% interest in a reinsurance company (the "Reinsurance Company") and related cash flows from Ground Up Development LLC ("Ground Up"), which is an affiliate of Messrs. Nordhagen and Cramer. The Reinsurance Company provides reinsurance for a self storage tenant insurance program issued by a licensed insurance company, whereby tenants of the Company's self storage facilities and tenants of other operators participating in the program can purchase insurance to cover damage or destruction to their personal property while stored at such facilities. As part of the transaction, the Company also acquired the rights to the access fees previously earned by Ground Up associated with the tenant insurance-related arrangements. The total purchase price paid to Ground Up was $15.1 million, which consisted of $6.6 million in cash and 285,512 OP units totaling $8.5 million. Of that total amount, each of Messrs. Nordhagen and Cramer received $2.2 million in cash and 95,170 OP units totaling approximately $2.8 million.
Acquisition of SecurCare Captive Pipeline Property
On March 27, 2020, we acquired one self storage property from an entity that was partially owned by Mr. Nordhagen and Mr. Cramer, which property was managed by SecurCare, for $7.5 million. Of the total amount paid, we paid cash consideration to the members of the contributing entity of approximately $1.7 million and issued 108,652 OP units that we estimate had a value of $2.7 million as of the date of acquisition. Of the total consideration paid, Mr. Nordhagen's and Mr. Cramer's interest was approximately 58,376 OP Units with a value $1.5 million and 29,689 OP Units with a value $0.7 million, respectively, in each case with the value being determined based on the closing price of the Company's Common Shares as of the date of the acquisition.
Internalization and Acquisition of SecurCare and Related Acquisition of DLAN Corporation
On February 24, 2020, the Company entered into a definitive agreement with SecurCare, and, among others, Messrs. Nordhagen and Cramer, who owned approximately 53% and 24% of SecurCare's outstanding shares, respectively, to merge SecurCare into a wholly owned subsidiary of the Company. On the same day, the Company entered into a definitive agreement with DLAN Corporation ("DLAN") to merge DLAN into another wholly owned subsidiary of the Company. DLAN was an entity controlled by Mr. Nordhagen and in which Mr. Nordhagen's spouse owned an approximate 50% ownership interest. DLAN was formed solely to hold OP units and DownREIT OP units. The mergers closed on March 31, 2020.
As a result of the SecurCare merger, SecurCare's property management platform and related intellectual property has been internalized by the Company, and the Company will no longer pay any supervisory and administrative fees or reimbursements to SecurCare. In addition, distributions on the series of subordinated performance units related to SecurCare's managed portfolio have been discontinued effective as of the closing.

Based on the OP units that SecurCare and DLAN owned, or would have been entitled to receive in connection with the internalization of SecurCare and the conversion of SecurCare's subordinated performance units immediately prior to the mergers, and after taking into account a 1% discount, upon the closing of the mergers the Company issued 8,105,192 Common Shares to the owners of SecurCare and DLAN with a value of approximately $239.9 million based on the closing price of the Company's Common Shares as of March 31, 2020, the date of closing. Of the total number of Common Shares issued in connection with the mergers, approximately 4,063,571 Common Shares totaling approximately $120.3 million were issued to Mr. Nordhagen, approximately 1,858,737 Common Shares totaling approximately $55.0 million were issued to Mr. Cramer, approximately 223,402 Common Shares totaling approximately $6.6 million were issued to Mr. Nordhagen's spouse, and approximately 17,569 Common Shares totaling approximately $0.5 million were issued to each of Mr. Nordhagen's three siblings, one of whom is Mr. Cramer's spouse.

Employment Agreements
We have entered into employment agreements with each of our Named Executive Officers that provide for base salary, bonus and other benefits. See "Compensation Discussion and Analysis."

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	71

Indemnification Agreements for Named Executive Officers and Trustees
We entered into indemnification agreements with members of our board of trustees and Named Executive Officers upon completion of our IPO or, if later, upon their election or appointment. These indemnification agreements provide indemnification to these persons by us to the maximum extent permitted by Maryland law and certain procedures for indemnification, including advancement by us of certain expenses relating to claims brought against these persons under certain circumstances.
Registration Rights Agreements
Concurrent with the IPO, we entered into the registration rights agreement with certain of our holders of our Common Shares (including Common Shares issuable upon redemption of OP units). In connection with the internalization of SecurCare and the acquisition of DLAN, we granted registration rights to the shareholders of SecureCare and DLAN.
Facilities Portfolio, Sales Commission and Asset Management Agreements
Other than with respect to SecurCare, which is no longer a PRO as of March 31, 2020, each self storage property that was contributed to our operating partnership or one of its subsidiaries by a PRO continues to be managed by the PRO that contributed the property, including those controlled by Mr. Howard and Mr. Minar, who are five percent or greater beneficial owners, and those in which Mr. Van Mourick, one of our trustees, has an interest. Prior to the closing of the SecurCare merger, as described under "—Internalization and Acquisition of SecurCare and Related Acquisition of DLAN Corporation" above, Mr. Nordhagen, our executive chairman and former chief executive officer, and Mr. Cramer, our executive vice president and chief operating officer, had interests in SecurCare. Each PRO has entered into a facilities portfolio management and sales commission agreement with our Company with respect to its contributed portfolio together with asset management agreements for each property. With respect to SecurCare, such agreements were terminated effective March 31, 2020. Each of Messrs. Nordhagen, Cramer, Howard, Van Mourick and Minar is or was a party to a facilities portfolio management and sales commission agreement and various asset management agreements or controls or is an investor in an entity that controls or controlled a party to such agreements. Mr. Warren is also a party to a facilities portfolio management agreement. The asset management agreements include payments of supervisory and administrative fees and expense reimbursements to SecurCare, Northwest, Optivest and Guardian. For the year ended December 31, 2019, supervisory and administrative fees of $7.3 million, $2.9 million, $2.5 million and $2.8 million were paid to SecurCare, Northwest, Optivest and Guardian, respectively. Of these supervisory and administrative fees paid to SecurCare, Northwest, Optivest and Guardian, Mr. Nordhagen's, Mr. Cramer's, Mr. Howard's, Mr. Van Mourick’s and Mr. Minar's interests were approximately $3.9 million, $1.8 million, $1.5 million, $0.9 million and $2.7 million, respectively, excluding their respective share of any costs associated with such fees. For the year ended December 31, 2019, expense reimbursements of $11.2 million, $4.1 million, $4.5 million and $5.1 million were paid to SecurCare, Northwest, Optivest and Guardian, respectively. Such expense reimbursements between the Company, as property owner, and each PRO, as property manager, are considered customary and do not result in any profit for the PRO. Of these expense reimbursements, Mr. Nordhagen's, Mr. Cramer's, Mr. Howard's, Mr. Van Mourick's and Mr. Minar's interests were approximately $5.9 million, $2.7 million, $2.1 million, $1.6 million and $4.8 million, respectively. Upon certain retirement events, the management of the properties in such PRO's contributed portfolio will be transferred to us (or our designee) in exchange for OP units with a value equal to four times the average of the normalized annual EBITDA from the management contracts related to such PRO's contributed portfolio over the immediately preceding 24-month period. Forms of our facilities portfolio management agreements are filed as exhibits to our SEC filings, available at www.sec.gov. With respect to SecurCare, the above referenced fees and reimbursements ceased on March 31, 2020 in connection with the closing of the SecurCare acquisition and internalization transaction. For more information regarding the retirement of SecurCare as a PRO, see "–Internalization and Acquisition of SecurCare and Related Acquisition of DLAN Corporation".
Tenant Insurance-Related Arrangements
We and certain of our PROs have various arrangements with regulated insurance companies to enable us to assist our tenants in obtaining insurance or tenant protection plans in association with storage rentals. These

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	72

insurance companies typically pay some of our PROs access fees to help them procure business at our properties, and we receive a portion of such fees which are recognized as revenue at our properties. For the year ended December 31, 2019, tenant insurance-related and tenant protection plan-related access fees of $0.2 million, $0.2 million and $0.7 million were paid to an affiliate of SecurCare, Northwest, and Optivest, respectively. Of these tenant insurance-related and tenant protection plan-related access fees paid to the affiliate of SecurCare, Northwest, and Optivest, Mr. Nordhagen's, Mr. Cramer's, Mr. Howard's and Mr. Van Mourick’s interests were approximately $0.1 million, $0.1 million, $0.1 million and $0.2 million, respectively. With respect to amounts received by an affiliate of Northwest, the entity receiving such amounts is 50% owned by Mr. Warren's adult children, which ownership is through an entity controlled by Mr. Warren, although Mr. Warren does not have any interest in the amounts paid. Each PRO that arranges tenant insurance and/or tenant protection plans to tenants at the properties they manage maintains its own insurance or protection program, and in some cases our PROs or their affiliates have an ownership interest in the regulated insurance company that provides insurance coverage to our tenants at certain of the properties that they manage. As such, these PROs or their affiliates may benefit from our success in improving tenant insurance penetration through both improved property performance and improved performance of the respective insurance companies in which they may have an ownership stake. In 2019, we acquired the right to receive these access fees and the interest in an insurance company held by an affiliate of SecurCare. For more information regarding this transaction, please see "–Acquisition of Interest in Reinsurance Company and Related Cash Flows" above.
RELATED TRANSACTIONS POLICY
In our code of business conduct and ethics and our transaction approval policy, we have a conflicts of interest policy that prohibits our trustees, officers and employees who provide services to us from engaging in any transaction that involves an actual or potential conflict of interest with us unless approved by a majority of our disinterested independent trustees. Exceptions may be made only after review and approval of specific or general categories by our board of trustees (in the case of executive officers or trustees) and our compliance officer (in the case of employees who are not executive officers and trustees).

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	73

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated, the following table sets forth information as of March 31, 2020 regarding the (A) beneficial ownership of Common Shares, which includes OP units and vested LTIP units in our operating partnership and, to the extent that the applicable lockup period has expired, OP units in our DownREIT partnerships, as if each unit were redeemed for one Common Share, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Shares, (ii) our Named Executive Officers, (iii) our trustees and trustee nominees and (iv) all of our trustees, trustee nominees and Named Executive Officers as a group and (B) beneficial ownership of subordinated performance units (including subordinated performance units in our DownREIT partnerships), which may become voluntarily convertible by the holder into OP units if (1) the applicable lockup has expired, (2) certain performance thresholds for the year ended December 31, 2019 relating to the properties to which such units relate are achieved, and (3) notice of conversion is submitted by such holder on or prior to December 1st of a given year. Upon satisfaction of the foregoing conditions, conversions into OP units will become effective on the immediately succeeding January 1st (the "conversion date") and will convert based upon a formula utilizing cash available for distribution, or CAD, for the immediately trailing fiscal year prior to the conversion date. For more information, including information about conversions that became effective on January 1, 2020, see Note 16 to the Company's Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2019. The number of OP units into which a subordinated performance unit is convertible as of March 31, 2020 is not yet determinable for conversions made by subordinated performance unitholders on or prior to December 1, 2020 to be effective on January 1, 2021.

Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights.

	Common Shares Beneficially Owned			Subordinated Performance Units Owned
Name(1)	Number(2)		Percent(3)	Number(4)
Named Executive Officers, Trustees and Trustee Nominees:
Arlen D. Nordhagen	6,088,317	(5)	8.8%	163,128
Tamara D. Fischer	317,455	(6)	*	—
Steven B. Treadwell	76,886	(7)	*	—
Brandon S. Togashi	38,405	(8)	*	—
George L. Chapman	51,978	(9)	*	—
Paul W. Hylbert, Jr.	45,703	(10)	*	—
Chad L. Meisinger	69,483	(11)	*	—
Steven G. Osgood	111,598	(12)	*	—
Dominic M. Palazzo	31,380	(13)	*	—
Rebecca L. Steinfort	9,652	(14)	*	—
Mark Van Mourick	97,058	(15)	*	52,796
J. Timothy Warren	1,875,900	(16)	2.7%	164,170
All trustees, trustee nominees and Named Executive Officers as a group (12 persons)	8,813,815		12.2%	380,094

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	74

	Common Shares Beneficially Owned			Subordinated Performance Units Owned
Name(1)	Number(2)		Percent(3)	Number(4)
5% or Greater Beneficial Owners
BlackRock, Inc.	11,011,459	(17)	18.6%	—
The Vanguard Group, Inc.	8,126,320	(18)	13.7%	—
Kevin M. Howard	4,614,979	(19)	6.4%	1,510,541
Wasatch Advisors, Inc.	3,100,669	(21)	5.2%	—
State Street Corporation	2,971,891	(22)	5.0%	—

Certain Other Equity Owners:
John Minar	3,404,657	(20)	4.8%	4,009,364
David Lamb	1,861,863	(23)	2.7%	1,805,119
David Cramer	2,011,166	(24)	3.0%	74,617

* Represents beneficial ownership of less than 1%.
(1) The address for each of the trustees, trustee nominees and officers named above is 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111.
(2) A person is deemed to be the beneficial owner of any Common Shares, OP units, DownREIT OP units or vested LTIP units in our operating partnership if that person has or shares voting power or investment power with respect to those Common Shares, OP units, DownREIT OP units or vested LTIP units or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, "voting power" is the power to vote or direct the voting of shares or units and "investment power" is the power to dispose or direct the disposition of shares or units. The numerator in the column "Common Shares Beneficially Owned" includes each beneficial owner's Common Shares, OP units, DownREIT OP units and vested LTIP units and excludes each beneficial owner's unvested LTIP units, subordinated performance units and units in our DownREIT partnerships, except those units that are convertible into or exchangeable for Common Shares at any time within 60 days of the date of the table.
(3) With respect to our Named Executive Officers, trustees, trustee nominees, and certain other equity owners, the denominator in the table is based on a total of 68,027,212 Common Shares outstanding as of March 31, 2020 (which includes restricted Common Shares), plus each person's OP units and vested LTIP units and, to the extent that the applicable lockup period has expired, OP units in our DownREIT partnerships, assuming that such person's OP units, DownREIT OP units and vested LTIP units have been converted or exchanged on a one-for-one basis into Common Shares, and none of the OP units, vested LTIP units, or DownREIT OP units held by other persons or entities are converted or exchanged for Common Shares.
(4) Excluded from the column "Subordinated Performance Units Owned" are each holder's Common Shares, OP units, DownREIT OP units and LTIP units. Included are DownREIT subordinated performance units.
(5) This amount includes 4,483,470 Common Shares for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through his spouse or entities he controls, 155,504 Common Shares for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through the Nord Foundation, which is a nonprofit tax-exempt organization under section 501(c)(3) of the internal revenue code for which the Reporting Person does not have a pecuniary interest, 1,444,253 OP units for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through entities he controls and 5,090 vested LTIP units, and excludes 463,261 DownREIT OP units for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through his spouse or entities he controls, 112,825 unvested LTIP units, and 163,128 subordinated performance units in our operating partnership. Mr. Nordhagen has pledged 898,094 OP units to one or more banks or financial institutions as security for one or more loans. Mr. Nordhagen disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein. In addition, Mr. Nordhagen has or shares voting and investment power directly or indirectly through his spouse or entities he controls with respect to 24,066 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value ("Series A Preferred Shares").
(6) This amount includes 16,700 Common Shares, 296,471 OP units and 4,284 vested LTIP units and excludes 134,591 unvested LTIP units. In addition, Ms. Fischer has or shares voting and investment power over 1,500 Series A Preferred Shares.
(7) This amount includes 53,885 OP units, 23,001 vested LTIP units and excludes 40,565 unvested LTIP units. In addition, Mr. Treadwell owns 500 Series A Preferred Shares. Mr. Treadwell resigned as executive vice president and chief operating officer to pursue other interests effective March 31, 2020.
(8) This amount includes 250 Common Shares, 36,844 OP units, and 1,311 vested LTIP units and excludes 42,146 unvested LTIP units.
(9) This amount includes 19,250 Common Shares,19,535 OP units, 8,161 vested LTIP units and 5,032 unvested LTIP units that are scheduled to vest on May 22, 2020, so long as Mr. Chapman remains a trustee.
(10) This amount includes 15,000 Common Shares,16,575 OP units, 9,012 vested LTIP units and 5,116 unvested LTIP units that are scheduled to vest on May 22, 2020, so long as Mr. Hylbert remains a trustee.
(11) This amount includes 40,750 Common Shares,16,095 OP units, 7,773 vested LTIP units and 4,865 unvested LTIP units that are scheduled to vest on May 22, 2020, so long as Mr. Meisinger remains a trustee.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	75

(12) This amount includes 97,675 OP units, 8,807 vested LTIP units and 5,116 unvested LTIP units that are scheduled to vest on May 22, 2020, so long as Mr. Osgood remains a trustee.
(13) This amount includes 21,530 OP units, 5,992 vested LTIP units and 3,858 unvested LTIP units that are scheduled to vest on May 22, 2020, so long as Mr. Palazzo remains a trustee.
(14) This amount includes 5,039 vested LTIP units and 4,613 unvested LTIP units that are scheduled to vest on May 22, 2020, so long as Ms. Steinfort remains a trustee.
(15) This amount includes 94,374 OP units for which Mr. Van Mourick has or shares voting and investment power directly or indirectly through entities he controls and 2,684 unvested LTIP units that are scheduled to vest on May 22, 2020, so long as Mr. Van Mourick remains a trustee, and excludes 52,796 subordinated performance units held in entities controlled by Mr. Van Mourick. Mr. Van Mourick is the general partner of Van Mourick Diversified, LP, which has pledged 66,000 OP units to one or more banks or financial institutions as security for one or more loans. Mr. Van Mourick disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein.
(16) This amount includes 51,285 Common Shares, 1,820,002 OP units for which Mr. Warren has or shares voting and investment power and that are held directly or indirectly through entities he controls and 4,613 unvested LTIP units that are scheduled to vest on May 22, 2020, so long as Mr.Warren remains a trustee, and excludes 164,170 subordinated performance units that are held in entities controlled by Mr. Warren. Mr. Warren is a co-Manager of JHJ Properties and is the trustee of the J. Timothy Warren Revocable Trust, which have collectively pledged 502,289 OP units to one or more banks or financial institutions as security for one or more loans. Mr. Warren disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein. In addition, Mr. Warren has or shares voting and investment power directly or indirectly through entities he controls with respect to 5,800 Series A Preferred Shares.
(17) Based on information provided in a Schedule 13G/A filed on February 4, 2020, BlackRock, Inc. reported sole voting power with respect to 10,750,397 Common Shares and sole dispositive power with respect to 11,011,459 Common Shares. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. BlackRock Inc.'s address is 55 East 52nd Street, New York, NY 10055.
(18) Based on information provided in a Schedule 13G/A filed on February 11, 2020, The Vanguard Group- 23-1945930 ("Vanguard") reported sole voting power with respect to 185,558 Common Shares, shared voting power with respect to 76,097 Common Shares, sole dispositive power with respect to 7,933,391 Common Shares and shared dispositive power with respect to 192,929 Common Shares. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. Vanguard's address is 100 Vanguard Blvd, Malvern, PA 19355.
(19) This amount includes 20,500 Common Shares held directly by Mr. Howard and 4,594,479 OP units for which Mr. Howard has or shares voting and investment power directly or indirectly through entities he controls and excludes 1,510,541 subordinated performance units held in entities controlled by Mr. Howard. Mr. Howard is the Managing Member of Howard Limited Family Partnership I, which has pledged 2,674,696 OP units to one or more banks or financial institutions as security for one or more loans. Mr. Howard disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein.
(20) This amount includes 168,864 Common Shares, 1,904,515 OP units and 1,346,100 DownREIT OP units for which Mr. Minar has or shares voting and investment power and that are held directly or indirectly through entities he controls, and excludes 995,768 subordinated performance units in our operating partnership, 32,833 DownREIT OP units and 3,013,596 DownREIT subordinated performance units that are held in entities controlled by Mr. Minar. Mr. Minar has pledged 1,118,799 OP units and 1,182,076 DownREIT OP units to one or more banks or financial institutions as security for one or more loans. Mr. Minar disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein.
(21) Based on information provided in a Schedule 13G filed on February 10, 2020, Wasatch Advisors, Inc. reported sole voting power with respect to 3,100,669 Common Shares and sole dispositive power with respect to 3,100,669 Common Shares. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G. Wasatch Advisors, Inc.'s address is 505 Wakara Way, Salt Lake City, UT 84108.
(22) Based on information provided in a Schedule 13G filed on February 14, 2020, State Street Corporation reported shared voting power with respect to 2,372,408 Common Shares and sole dispositive power with respect to 2,372,408 Common Shares. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G. State Street Corporation's address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.
(23)  This amount includes 481,460 Common Shares and 1,297,679 OP units and 82,724 DownREIT OP units that Mr. Lamb has or shares voting and investment power and are held directly or indirectly through entities he controls and excludes 430,701 subordinated performance units in our operating partnership and 1,374,418 DownREIT subordinated performance units that are held in entities controlled by Mr. Lamb. Mr. Lamb is a trustee of Lamb Family Trust, which has pledged 575,000 OP units to one or more banks or financial institutions as security for one or more loans. Mr. Lamb disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein.
(24)  On the April 1, 2020, David Cramer was appointed as executive vice president and chief operating officer. This amount includes 1,886,306 Common Shares for which Mr. Cramer has or shares voting and investment power directly or indirectly through his spouse or entities he controls and 124,860 OP units that he owns directly. This amount excludes 74,617 subordinated performance units that he owns directly. Mr. Cramer disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	76

OTHER MATTERS

Our board of trustees knows of no other business that may be properly presented at the Annual Meeting. The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by shareholders for consideration at the Annual Meeting. As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the Common Shares represented by properly submitted proxies in their discretion.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	77

SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder intending to present a proposal at our 2021 annual meeting of shareholders (the "2021 Annual Meeting") and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, deliver the proposal in writing to us no later than December 7, 2020, which is 120 days prior to the one-year anniversary of the date of the filing of this proxy statement.

Our Bylaws currently provide that a shareholder intending to nominate a trustee or present a shareholder proposal of other business for consideration at the 2021 Annual Meeting, but not intending for such a nomination or proposal to be considered for inclusion in our proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must deliver a notification to us in writing no earlier than the 150th day and not later than 5:00 p.m., mountain time, on the 120th day prior to the first anniversary of the date that the proxy statement for the immediately preceding annual meeting of shareholders was first released to our shareholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the shareholder, to be timely, must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., mountain time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, assuming that the date of the 2021 Annual Meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2020 Annual Meeting, to timely submit a trustee candidate for nomination or propose other business for consideration at our 2021 Annual Meeting, shareholders must have delivered the nomination or proposal, in writing, by December 7, 2020, but in no event earlier than November 7, 2020. The written notice must set forth the information and include the materials required by our Bylaws. The advanced notice procedures set forth in our Bylaws do not affect the right of shareholders to request the inclusion of certain proposals in our proxy statement pursuant to SEC rules.
Any such nomination or proposal should be sent to our corporate secretary at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, and, to the extent applicable, must include the information and other materials required by our Bylaws.
Our board of trustees knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	78

DELIVERY OF MATERIALS

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to our shareholders, we are, except as described below, furnishing proxy materials, including this Proxy Statement and our 2019 Annual Report to Shareholders, by providing access to these documents on the Internet. Accordingly, on or about April 6, 2020, the Notice will be sent to our beneficial owners of shares (i.e., those who hold in street name through a bank, broker or other intermediary). The Notice provides instructions for accessing our proxy materials on the Internet and instructions for receiving printed copies of the proxy materials without charge by mail or electronically by email. Please follow the instructions included in the Notice.
The Notice provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares after you have viewed our proxy materials; (3) requesting a printed copy of the proxy materials; and (4) instructing us to send our future proxy materials to you. We believe the delivery options allow us to provide our shareholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
In addition, certain shareholders of record (i.e., those who hold shares directly in their name with our transfer agent) will be sent, by mail, this Proxy Statement, the Notice of Annual Meeting of Shareholders and the related proxy card on or about April 13, 2020.
MULTIPLE COPIES OF OUR ANNUAL REPORT TO SHAREHOLDERS
The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely receive only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to our corporate secretary at our principal executive offices, National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, telephone number (720) 630-2600. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2019 Annual Report to Shareholders and this Proxy Statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered. Similarly, you may also contact us if you received multiple copies of such materials and would prefer to receive a single copy in the future.
CHANGING THE WAY YOU RECEIVE PROXY MATERIALS IN THE FUTURE
Instead of receiving a Notice in the mail for future meetings, shareholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice in the mail. If you received a paper copy of the proxy materials or the Notice in the mail, you can eliminate

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	79

all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, Attention: Investor Relations, by sending a blank e-mail with the 16-digit control number on your Notice to sendmaterial@proxyvote.com, via the Internet at www.proxyvote.com, or by telephone at 1-800-579-1639. Your election will remain in effect until you change it.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	80

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily by mail but may also be made by our trustees, Named Executive Officers and employees by telephone, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our trustees, Named Executive Officers or employees for this solicitation. We will request brokerage firms, banks, broker-dealers and other intermediaries who hold Common Shares in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokerage firms, banks, broker-dealers and other intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY SHAREHOLDER. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS AT NATIONAL STORAGE AFFILIATES TRUST, 8400 EAST PRENTICE AVENUE, 9TH FLOOR, GREENWOOD VILLAGE, CO 80111.

By Order of the Board of Trustees,

Arlen D. Nordhagen
Executive Chairman

Tamara D. Fischer
President, Chief Executive Officer and Trustee

Greenwood Village, Colorado
April 6, 2020

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	81

APPENDIX A - RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

CORE FFO

Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which we refer to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent our allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, we exclude distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. We define Core FFO as FFO, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO and Core FFO as key performance indicators in evaluating the operations of our properties. Given the nature of our business as a real estate owner and operator, we consider FFO and Core FFO as key supplemental measures of our operating performance that are not specifically defined by GAAP. We believe that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.

        FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and Core FFO should be compared with our reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

The following table presents a reconciliation of earnings (loss) per share - diluted to FFO and Core FFO per share and unit for the periods presented:

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	82

	Year Ended December 31,
	2019	2018
Earnings (loss) per share - diluted	$(0.15)	$0.07
Impact of the difference in weighted average number of shares(1)	0.05	(0.03)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(2)	0.69	0.49
Add real estate depreciation and amortization	1.14	1.04
Add Company's share unconsolidated venture real estate depreciation and amortization	0.22	0.12
Subtract gain on sale of self storage properties	(0.03)	—
Mark-to-market changes in value recognized on equity securities	(0.01)	—
FFO attributable to subordinated performance unitholders	(0.38)	(0.32)
FFO per share and unit	1.53	1.37
Add acquisition costs, Company's share of unconsolidated real estate venture acquisition costs	0.01	0.01
Core FFO per share and unit	$1.54	$1.38

(1) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares, the treasury stock method for certain unvested LTIP units, and includes the assumption of a hypothetical conversion of subordinated performance units and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units, DownREIT subordinated performance units and LTIP units into OP units, see Note 10 of our annual report on Form 10-K filed with the SEC on February 26, 2020. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(2) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote (1).

NOI
We define NOI as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
We believe NOI is useful to investors in evaluating our operating performance because:
•NOI is one of the primary measures used by our management and our PROs to evaluate the economic productivity of our properties, including our ability to lease our properties, increase pricing and occupancy and control our property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of our capital structure; and
•We believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of the cost basis of our assets from our operating results.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	83

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net income (loss). We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
The following table presents a reconciliation of net income (loss) to NOI and same store data for the periods presented (dollars in thousands):

	Year Ended December 31,
	2019	2018
Rental revenue
Same store portfolio	$287,179	$276,377
Non-same store portfolio	67,680	23,462
Effect of bad debt expense classification resulting from adoption of leasing standard(1)	—	8,564
Total rental revenue	354,859	308,403
Other property-related revenue
Same store portfolio	9,998	9,443
Non-same store portfolio	2,304	740
Total other property-related revenue	12,302	10,183
Property operating expenses
Same store portfolio	88,694	87,262
Non-same store portfolio	21,653	8,049
Effect of bad debt expense classification resulting from adoption of leasing standard(1)	—	8,564
Total property operating expenses	110,347	103,875
Net operating income
Same store portfolio	208,483	198,558
Non-same store portfolio	48,331	16,153
Total net operating income	256,814	214,711
Management fees and other revenue	20,735	12,310
General and administrative expenses	(45,581)	(36,220)
Depreciation and amortization	(105,119)	(89,147)
Other (expense) income
Interest expense	(56,464)	(42,724)
Loss on early extinguishment of debt	—	—
Equity in losses of unconsolidated real estate ventures	(4,970)	(1,423)
Acquisition costs	(1,317)	(663)
Non-operating income (expense)	452	(91)
Gain on sale of self storage properties	2,814	391
Other expense	(59,485)	(44,510)
Income before income taxes	67,364	57,144
Income tax expense	(1,351)	(818)
Net income	$66,013	$56,326

(1) As a result of the new leasing standard adoption, beginning on January 1, 2019, activity related to uncollectible accounts is presented within revenue. For periods prior to 2019, such amounts were previously included in operating expenses, and as such, for comparability, NSA has presented activity related to uncollectible accounts as a reduction to same store and non-same store revenue and operating expenses.

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	84

EBITDA AND ADJUSTED EBITDA
We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. We define Adjusted EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present EBITDA and Adjusted EBITDA because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and
•other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for the periods presented (dollars in thousands):

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	85

	Year Ended December 31,
	2019	2018
Net income	$66,013	$56,326
Add:
Depreciation and amortization	105,119	89,147
Company's share of unconsolidated real estate venture depreciation and amortization	19,889	10,233
Income tax expense	1,351	818
Interest expense	56,464	42,724
EBITDA	248,836	199,248
Add:
Acquisition costs	1,317	663
Gain on sale of self storage properties	(2,814)	(391)
Company's share of unconsolidated real estate venture loss on sale of properties	202	205
Equity-based compensation expense	4,527	3,837
Adjusted EBITDA	$252,068	$203,562

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	86

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	87

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 19, 2020:
The 2019 Annual Report to Shareholders, Notice and Proxy Statement and the means to vote by Internet or telephone are available at www.proxyvote.com.

E97201-P36545

NATIONAL STORAGE AFFILIATES TRUST
8400 East Prentice Avenue, 9th Floor
Greenwood Village, CO 80111
This proxy is solicited by the Board of Trustees of National Storage Affiliates Trust

The undersigned shareholder of National Storage Affiliates Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Tamara D. Fischer and Brandon S. Togashi, or either of them, as proxies for the undersigned, each with full power of substitution and revocation, to attend the Annual Meeting of Shareholders of the Company to be held on May 19, 2020, at 12:00 p.m. mountain time, via live webcast at www.virtualshareholdermeeting.com/NSA2020 to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting. The undersigned acknowledges receipt of the Notice of such Annual Meeting and accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy previously given with respect to the meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE CAST "FOR" THE ELECTION OF EACH OF THE TRUSTEE NOMINEES NAMED IN THE PROXY STATEMENT, "FOR" ITEM 2, "FOR" ITEM 3, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

NATIONAL STORAGE AFFILIATES 2020 PROXY STATEMENT	88